UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                    )

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Cobalt International Energy, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cobalt International Energy

NOTICE OF THE 2016 ANNUAL MEETING
AND PROXY STATEMENT

A DECADE OF DISCOVERY

2005 – 2015

ROWAN RELIANCE

March 18, 2016

Dear Stockholder:

You are cordially invited to the 2016 Annual Meeting of Stockholders of Cobalt International Energy, Inc. to be held on Thursday, April 28, 2016 at 8:00 a.m., Central Time, at the Azalea Ballroom in the Westin Houston Memorial City Hotel, 945 Gessner Road, Houston, Texas 77024.

This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about the nominees for the Board of Directors. Other matters on which action is expected to be taken during the meeting are also described.

We use the internet as our primary means of furnishing proxy materials to our stockholders, including this proxy statement, a proxy card and our 2015 annual report. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost and conserve natural resources.

Your vote is important and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by internet or by telephone using the instructions provided in the proxy materials, or, if you requested and received a paper copy of the proxy card, by signing and returning it at your earliest convenience. You may also attend and vote at the Annual Meeting.

It is important that your shares are represented at the Annual Meeting, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place.

On behalf of the Board of Directors, thank you for your continued support.

Yours truly,

Joseph H. Bryant

Chairman of the Board of Directors and

Chief Executive Officer

CAST YOUR VOTE

We value each stockholder playing a part in Cobalt’s future. It is vital that you participate and vote your shares.

Proposals Which Require Your Vote

		Additional information	Board recommendation	Votes required for approval
PROPOSAL 1	Election of Directors with terms expiring at this Annual Meeting of Stockholders	Page 16	FOR each nominee	Plurality
PROPOSAL 2	Ratification of the appointment of Ernst & Young LLP, as our independent auditors for the fiscal year ending December 31, 2016	Page 24	FOR	Majority of votes cast
PROPOSAL 3	Approval, on an advisory basis, of our named executive officer compensation	Page 26	FOR	Majority of votes cast
PROPOSAL 4	Approval of the Cobalt International Energy, Inc. Amended and Restated Non-Employee Directors Compensation Plan	Page 27	FOR	Majority of votes cast

Vote Now

Even if you plan to attend this year’s Annual Meeting, it is a good idea to vote your shares now, before the Annual Meeting, in the event your plans change. Whether you vote by internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

By internet using your computer	By telephone	By mailing your proxy card

Visit 24/7 http://www.proxyvote.com	Dial toll-free 24/7 1 (800) 690-6903	Mark, sign and date your proxy card, and return it in the postage-paid envelope
• Review and download this proxy statement, a proxy card and our 2015 annual report
• Request a hard copy of this proxy statement, a proxy card and our 2015 annual report

Visit Our Website

Visit our website http://www.cobaltintl.com
• View materials under “Investor Center”

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

April 28, 2016

8:00 a.m. Central Time

Westin Houston Memorial City Hotel

The Azalea Ballroom

945 Gessner Road

Houston, Texas 77024

Our 2016 Annual Meeting of Stockholders of Cobalt International Energy, Inc. will be held on Thursday, April 28, 2016 at 8:00 a.m. Central Time in the Azalea Ballroom of the Westin Houston Memorial City Hotel located at 945 Gessner Road, Houston, Texas 77024.

The purpose of the Annual Meeting is to consider and take action on the following:

1.	To elect three Class I directors to serve a three-year term until the 2019 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP, as our independent auditors for the fiscal year ending December 31, 2016;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve the Cobalt International Energy, Inc. Amended and Restated Non-Employee Directors Compensation Plan; and

5.	To transact such other business as may properly come before the annual meeting.

You are entitled to notice of and to vote at the Annual Meeting (or any adjournment or postponement thereof) if you were a stockholder of record and entitled to vote on March 1, 2016. In accordance with Delaware law, for 10 days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Secretary, Cobalt International Energy, Inc., Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024. The list also will be available at the Annual Meeting.

Your vote is important regardless of the size of your holdings. Please take the time to vote by following the internet or telephone voting instructions provided in the proxy materials. If you requested and received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-prepaid envelope provided for your convenience. You may also attend and vote at the Annual Meeting.

If you plan to attend the Annual Meeting in person, you will need to bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date and photo identification.

By Order of the Board of Directors:

Jeffrey A. Starzec

Executive Vice President, General Counsel and Secretary

Houston, Texas

March 18, 2016

KEY INFORMATION

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Cobalt International Energy, Inc. for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). In this proxy statement, we refer to the Board of Directors as the “Board” and

Cobalt International Energy, Inc. as “we,” “us,” “our company,” “Cobalt” or the “Company.” The proxy materials, including this proxy statement, proxy card or voting instructions and our 2015 annual report, are being distributed and made available on or about March 18, 2016.

Record Date and Voting Securities

The Board fixed the close of business on March 1, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Our only outstanding voting stock is our common stock,

$0.01 par value per share, of which 415,077,987 shares were outstanding as of the close of business on the record date. Each outstanding share of common stock is entitled to one vote.

Voting by Proxy

Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares by either (i) visiting http://www.proxyvote.com and following the instructions to vote your shares on the website, or (ii) dialing (800) 690-6903 and following the voice prompts to vote your shares, or (iii) requesting a paper copy of the proxy materials, including a proxy card, and following the instructions included on the proxy card. If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from the holder of record.

When using internet or telephone voting, the voting systems will verify that you are a stockholder through the use of a company number for Cobalt International Energy, Inc. and a unique control number for you. If you vote by internet or telephone, please do not also mail a proxy card.

All shares represented by valid proxies that we receive through whichever method above you use to transmit your instructions, and that are not revoked, will be voted in accordance with your instructions on the proxy. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as follows:

“FOR” Proposal 1: The election of three Class I directors to serve a three-year term until the 2019 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified;

“FOR” Proposal 2: The ratification of the appointment of Ernst & Young LLP, as our independent auditors for the fiscal year ending December 31, 2016;

“FOR” Proposal 3: The approval, on an advisory basis, of our named executive officer compensation; and

“FOR” Proposal 4: The approval of the Cobalt International Energy, Inc. Amended and Restated Non-Employee Directors Compensation Plan.

If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board’s recommendations on any of the above items.

Cobalt International Energy, Inc.	1

KEY INFORMATION

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

1.	Delivering to our executive offices (Attention : Secretary) a written notice of revocation; or

2.	Delivering to our executive offices (Attention : Secretary) a duly executed proxy bearing a later date; or

3.	Using the internet voting site or the toll-free telephone number listed in the proxy materials to deliver a duly executed proxy bearing a later date; or

4.	Attending the Annual Meeting and voting in person.

Our executive offices are located at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024. Attendance at the Annual Meeting will not in itself constitute the revocation of your proxy.

Attending the Annual Meeting

All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holders of record, are invited to attend the Annual Meeting. Stockholders of record can vote in person at the Annual Meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Annual Meeting. If you plan to attend the Annual Meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date, which is March 1, 2016. Failure to bring photo identification and such a letter may delay your ability to attend or prevent you from attending the Annual Meeting.

Quorum and Required Vote

Stockholders representing a majority of our outstanding capital stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. With respect to the election of directors, our stockholders may vote in favor of all of the nominees, may withhold their vote for all of the nominees, or may withhold their vote as to specific nominees. Under the Delaware General Corporation Law, our certificate of incorporation and our by-laws, the affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposals 2, 3 and 4 and a plurality of the votes of the shares of our capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve Proposal 1.

A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee.

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. The New York Stock Exchange’s (the “NYSE”) Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. With respect to the Annual Meeting, Rule 452 prohibits such brokers from exercising discretionary authority in the election of

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KEY INFORMATION

our directors, the vote to approve our Amended and Restated Non-Employee Directors Compensation Plan and the advisory vote to approve the compensation of our named executive officers but such brokers may exercise discretionary authority with respect to the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2016.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on any of the proposals at the Annual Meeting, except that abstentions that relate to the vote to approve our Amended and Restated Non-Employee Directors Compensation Plan will have the same effect as a vote against the plan.

Costs of Solicitation

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

Our 2015 Annual Report on Form 10-K, including consolidated financial statements as of and for the year ended December 31, 2015, is being made available to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission (“SEC”). Copies of the Annual Report are available at no charge upon request. To obtain copies of the Annual Report, please contact us at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Secretary, or at

telephone number +1 (713) 452-2322. The Annual Report does not form any part of the materials for the solicitation of proxies. In addition, this proxy statement and our Annual Report to stockholders are available to you at no charge electronically at http://www.proxyvote.com. Documents we file with the SEC are generally available on our website at http://www.cobaltintl.com. The contents of such website are not being incorporated by reference herein.

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CORPORATE GOVERNANCE

Board of Directors

Board Composition

Our certificate of incorporation and by-laws provide that the Board shall consist of not fewer than five directors, nor more than 15 directors. We currently have 10 directors. Directors are elected by stockholders for terms of three years or less and hold office until their successors are elected and qualify. We have three classes of directors and one of these three classes is elected each year to succeed the directors whose terms are expiring. The current composition of our three classes of directors is set forth below.

Class I Directors (term expires in 2016)

Mr. Joseph H. Bryant (Chairman)	Mr. Jon A. Marshall	Dr. Jack E. Golden

Class II Directors (term expires in 2017)

Mr. Kenneth W. Moore	Dr. Myles W. Scoggins	Mr. Martin H. Young, Jr.

Class III Directors (term expires in 2018)

Senator Kay Bailey Hutchison	Mr. D. Jeff van Steenbergen	Mr. William P. Utt	Mr. John E. Hagale

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CORPORATE GOVERNANCE

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors regularly consider the Board’s leadership structure.

Currently, the role of Chairman of the Board is held by our Chief Executive Officer, Mr. Joseph H. Bryant. Our non-management directors have also determined that it is optimal for the Board to have a “lead director,” whose responsibilities include, among others, calling meetings of the non-management directors, presiding over executive sessions of the non-management directors, participating in the formulation of board and committee agendas and, if requested by stockholders, ensuring that he is available, when appropriate, for consultation and direct communication. Mr. William P. Utt currently serves as our lead director, although this position rotates from time to time on a non-periodic basis.

Director Independence and Tenure

The Board has determined that all of our directors other than Mr. Bryant are “independent directors” as defined by the NYSE rules. In addition, the Board has determined that Mr. Martin H. Young, Jr., Dr. Jack E. Golden, Mr. John E. Hagale, Mr. Jon A. Marshall and Dr. Myles W. Scoggins are “independent directors” as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). There are no family relationships among any of our executive officers, directors or nominees for director. The tenure of our directors ranges from one month to over ten years with an average tenure of approximately 6 years, including the tenure certain of our directors had on the board of our predecessor pre-IPO entity. We believe that the tenure of the members of our Board of Directors provides the appropriate balance of expertise, experience, continuity and perspective to serve the best interests of our stockholders.

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CORPORATE GOVERNANCE

Board’s Role in Risk Oversight

Management has implemented an Enterprise Risk Management (“ERM”) process to assist in the Board’s oversight of our risks. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and identifies and assesses our risks, as well as steps to mitigate and manage the risks, which may be financial, operational or strategic in nature. The centerpiece of the assessment is a discussion of our key risks, which includes a review of the potential magnitude and likelihood of each risk and management’s initiatives to manage and mitigate each risk. This annual risk assessment is updated regularly by management and reviewed quarterly by the Board. In addition, each of the Board’s three committees has been tasked with monitoring specific risks applicable to their committees. Insights of these committee reviews are then discussed at full Board meetings. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions and in response to external changes or dynamics. The Board currently considers specific risk topics, including risks associated with our strategic plan, the effects of the continuing severe and prolonged downturn in oil and gas prices, our partners and exploration, appraisal and development drilling programs, our development projects, our capital structure, capital needs, financing alternatives, industry regulations and other operational activities. Further, the Board is routinely informed by management of developments that could affect our risk profile or other aspects of our business.

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CORPORATE GOVERNANCE

Meetings of the Board of Directors and its Committees

The Board held twelve meetings during fiscal 2015 and took action by unanimous written consent one time. During fiscal 2015, no director nominated for election at the Annual Meeting attended fewer than 75% of the aggregate total number of meetings of the Board held during fiscal 2015 and of the total number of meetings held by all of the committees of the Board on which he or she served. The three standing committees of the Board are the Audit

Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The following table shows the membership and number of meetings held by the Board and each committee as of year-end 2015. Effective March 1, 2016, John E. Hagale joined the Board and replaced Jon A. Marshall as a member of the Audit Committee.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Board of Directors
Joseph H. Bryant				Chair
Jack E. Golden	X	X		X
Kay Bailey Hutchison			X	X
Jon A. Marshall	X	Chair		X
Kenneth W. Moore			X	X
Myles W. Scoggins	X		X	X
D. Jeff van Steenbergen		X		X
William P. Utt			Chair	X
Martin H. Young, Jr.	Chair	X		X
Fiscal 2015 Meetings	5	7	5	12
Action by Unanimous Written Consent in 2015	0	0	0	1

We expect, but do not require, our directors to attend our annual stockholder meetings.

Stockholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to: Board of Directors (Independent Members), c/o Secretary, Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024.

Stockholders and other interested parties may communicate directly with the lead director by sending a written communication in an envelope addressed to: Lead Director, c/o Secretary, Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024.

Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to: Board of Directors, c/o Secretary, Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024.

Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. In order to submit a complaint, you may call our hotline at (800) 338-9088 or visit the “Corporate Governance” section of our website. Any such complaints received or submitted are automatically forwarded to Mr. Martin H. Young, Jr., an independent director and Chairman of the Audit Committee, to take such action as may be appropriate.

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CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board has an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, and may have such other committees as the Board shall determine from time to time.

Each of the standing committees of the Board has the composition and responsibilities described below.

Audit Committee

The current members of our Audit Committee are Mr. Martin H. Young, Jr., Dr. Jack E. Golden, Mr. John E. Hagale and Dr. Myles W. Scoggins, each of whom the Board has determined is financially literate. Mr. Young is the Chairman of this committee. The Board has determined that Mr. Young and Mr. Hagale are Audit Committee financial experts and that Mr. Young, Dr. Golden, Mr. Hagale and Dr. Scoggins are “independent directors” as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. There is no family relationship between Mr. Young, the Chairman of the Audit Committee, and Mr. Shannon E. Young, III, our Chief Financial Officer and Executive Vice President.

Our Audit Committee is authorized to:

•	approve and retain the independent auditors to conduct the annual audit of our books and records;

•	review the proposed scope and results of the audit;

•	review and pre-approve the independent auditors’ audit and non-audit services rendered;

•	approve the audit fees to be paid;

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us, including regarding accounting matters;

•	review our policies and practices with respect to risk assessment and risk management;

•	oversee our anti-corruption programs;

•	oversee our resource and reserve policies;

•	approve any off-balance sheet financial activities;

•	oversee and manage our fraud risks;

•	oversee our enterprise risk management process;

•	oversee internal audit functions; and

•	prepare the report of the Audit Committee that SEC rules require to be included in this proxy statement.

The Audit Committee’s responsibilities are set forth in its charter which was originally approved by the Board on October 22, 2009 and amended most recently on February 20, 2014. This charter is reviewed

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CORPORATE GOVERNANCE

annually and is available on our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. There were five meetings of the Audit Committee during fiscal 2015.

Compensation Committee

The current members of our Compensation Committee are Mr. Jon A. Marshall, Dr. Jack E. Golden, Mr. D. Jeff van Steenbergen and Mr. Martin H. Young, Jr. Mr. Marshall is the Chairman of this committee. The Board has determined that all of the current members of the Compensation Committee are independent as defined by the NYSE rules. Our Compensation Committee is authorized to:

•	review, evaluate and determine the compensation philosophy arrangements for management, including the compensation for our Chief Executive Officer;

•	establish general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive plans;

•	evaluate the independence of its advisers;

•	periodically review our succession planning; and

•	prepare the report of the Compensation Committee that SEC rules require to be included in this proxy statement.

The Compensation Committee’s responsibilities are set forth in its charter which was originally approved by the Board on October 22, 2009 and amended most recently on April 29, 2014. This charter is reviewed annually and is available on our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. During fiscal 2015, there were seven meetings of the Compensation Committee.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. William P. Utt, Senator Kay Bailey Hutchison, Mr. Kenneth W. Moore and Dr. Myles W. Scoggins. Mr. Utt is the Chairman of this committee. The Board has determined that all of the current members of the Nominating and Corporate Governance Committee are independent as defined by the NYSE rules. Our Nominating and Corporate Governance Committee is authorized to:

•	identify and nominate members for election to the Board;

•	develop and recommend to the Board a set of corporate governance principles applicable to our company;

•	review any shareholder proposals submitted for inclusion in our proxy statement; and

•	oversee the evaluation of the Board and management.

The Nominating and Corporate Governance Committee’s responsibilities are set forth in its charter which was originally approved by the Board on October 22, 2009 and amended most recently on February 20, 2014. This charter is reviewed annually and is available on our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. During fiscal 2015, there were five meetings of the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE

Nomination of Directors

The nominees for re-election to the Board at the Annual Meeting were formally nominated by the Nominating and Corporate Governance Committee and such nominations were approved by the full Board. Although the Board will consider nominees recommended by stockholders, the Board has not established any specific procedures for stockholders to follow to recommend potential director nominees for consideration. At this time, neither the Board nor the Nominating and Corporate Governance Committee has established any specific written procedures for identifying and evaluating potential director nominees or established any minimum qualifications or skills for directors, although the Board generally considers a nominee’s diversity, experience, industry knowledge and background.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been at any time an employee of Cobalt. None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this code may be made only by the Board. In accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Secretary. The

Code of Business Conduct and Ethics is also available on our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.cobaltintl.com. Our Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our corporate governance guidelines. Requests should be directed to us at the Cobalt Center, 920 Memorial

City Way, Suite 100, Houston, Texas 77024, Attention: Secretary. The corporate governance guidelines are also available on our website at www.cobaltintl.com. The information on our website is not incorporated by reference into this proxy statement. We will disclose any amendments to the corporate governance guidelines on our website at www.cobaltintl.com.

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CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

Since January 1, 2015 we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

Procedures for Review of Transactions with Related Persons

We have adopted a set of related party transaction policies designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any real or potential conflicts of interest which may exist from time to time. Such policies provide, among other things, that all related party transactions, including any loans between us, our principal stockholders and our affiliates, are approved by our Nominating and Corporate Governance Committee, after considering all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternative transactions, the materiality and character of the related party’s direct or indirect interest, and the actual or apparent conflict of interest of the related party, and after determining that the transaction is in, or not inconsistent with, our and our stockholders’ best interests.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 1, 2016, we had 415,077,987 shares of common stock outstanding, which are our only outstanding voting securities. The following table sets forth certain information with respect to the beneficial ownership of our common stock, on a fully-diluted basis, as of March 1, 2016, for:

•	each of our current named executive officers;

•	each of our current directors;

•	all our current executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2016, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting or investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Joseph H. Bryant(1)	4,911,077	1.2%
Van P. Whitfield(2)	1,480,961	*	%
Shannon E. Young, III(3)	150,000	*	%
James H. Painter(4)	1,450,465	*	%
James W. Farnsworth(5)	1,972,742	*	%
Jack E. Golden(6)	96,398	*	%
John E. Hagale(7)	3,108	*	%
Kay Bailey Hutchison(8)	14,658	*	%
Jon A. Marshall(9)	99,656	*	%
Kenneth W. Moore(10)	4,646	*	%
Myles W. Scoggins(11)	92,575	*	%
William P. Utt(12)	44,413	*	%
D. Jeff van Steenbergen(13)	–	*	%
Martin H. Young, Jr.(14)	123,054	*	%
All directors and executive officers as a group (18 individuals)	11,527,549	2.8%
Five Percent Stockholders
Wellington Management Group, LLP(15)	60,567,211	14.6%
Hotchkis and Wiley Capital Management, LLC(16)	47,622,706	11.5%
Paulson & Co. Inc.(17)	39,751,100	9.6%
The First Reserve Funds(18)	36,552,041	8.8%
The Carlyle/Riverstone Funds(19)	34,822,878	8.4%
BlackRock, Inc.(20)	25,125,648	6.1%
Capital International Investors(21)	23,458,123	5.7%
The Vanguard Group(22)	23,417,058	5.6%

*	Denotes less than 1% of common stock beneficially owned.

(1)	Includes 528,038 shares of common stock included in Mr. Bryant’s unvested restricted stock awards and 633,675 shares of common stock underlying Mr. Bryant’s vested options. Also includes 1,131,152 shares of common stock held indirectly by Mr. Bryant. Excludes 1,439,941 shares underlying unvested options and stock appreciation rights. Excludes 263,300 shares of common stock that are held by a charitable foundation that Mr. Bryant controls.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	Includes 488,084 shares of common stock held by Veer Eagles Partners Ltd. and 373,936 shares of common stock underlying Mr. Whitfield’s vested options and stock appreciation rights. Includes 126,582 shares of common stock included in Mr. Whitfield’s unvested restricted stock awards. Excludes 486,973 shares of common stock underlying unvested options, and restricted stock units.

(3)	Includes 150,000 shares of common stock included in Mr. Young’s unvested restricted stock awards. Excludes 121,670 shares underlying unvested restricted stock units.

(4)	Includes 489,376 shares of common stock included in Mr. Painter’s unvested restricted common stock awards and 130,751 shares of common stock underlying Mr. Painter’s vested options. Excludes 1,173,481 shares of common stock underlying unvested options, restricted stock units and stock appreciation rights.

(5)	Includes 489,376 shares of common stock included in Mr. Farnsworth’s unvested restricted stock awards and 127,925 shares of common stock underlying Mr. Farnsworth’s vested options. Also includes 253,000 shares of common stock held indirectly by Mr. Farnsworth. Excludes 1,173,481 shares of common stock underlying unvested options, restricted stock units and stock appreciation rights.

(6)	Excludes 6,500 shares of common stock held by the Janet Golden & Jack Golden Trust 1 and 6,500 shares of common stock held by the Janet Golden & Jack Golden Trust 2. Excludes 17,641 shares of common stock issuable upon settlement of the restricted stock unit award granted to Dr. Golden under our Non-Employee Directors Compensation Plan.

(7)	Excludes 16,098 shares of common stock issuable upon settlement of the restricted stock unit award granted to Mr. Hagale under our Non-Employee Directors Compensation Plan.

(8)	Excludes 17,641 shares of common stock issuable upon settlement of the restricted stock unit award granted to Senator Hutchison under our Non-Employee Directors Compensation Plan.

(9)	Excludes 17,641 shares of common stock issuable upon settlement of the restricted stock unit award granted to Mr. Marshall under our Non-Employee Directors Compensation Plan.

(10)	Excludes 13,508 shares of common stock issuable upon settlement of the restricted stock unit award granted to Mr. Moore under our Non-Employee Directors Compensation Plan.

(11)	Includes 5,000 shares of common stock held jointly with his spouse over which Mr. Scoggins has shared voting and investment power and excludes 17,641 shares of common stock issuable upon settlement of the restricted stock unit award granted to Dr. Scoggins under our Non-Employee Directors Compensation Plan.

(12)	Excludes 17,641 shares of our common stock issuable upon settlement of the restricted stock unit award granted to Mr. Utt under our Non-Employee Directors Compensation Plan.

(13)	Mr. van Steenbergen is a director of Azimuth Capital Management (“Azimuth”) and a director and/or officer of certain subsidiaries and affiliates thereof. Mr. van Steenbergen disclaims beneficial ownership of any shares that may be beneficially owned by Azimuth or affiliates thereof.

(14)	Excludes 17,641 shares of common stock issuable upon settlement of the restricted stock unit award granted to Mr. Young under our Non-Employee Directors Compensation Plan.

(15)	Based on a Schedule 13G filed with the SEC on February 11, 2016 by Wellington Management Group, LLP (“Wellington”). Such filing indicates that in its capacity as investment adviser, Wellington may be deemed to beneficially own 60,567,211 shares of common stock which are held of record by clients of Wellington. Wellington has shared power to dispose or direct the disposition of 60,567,211 shares of common stock held by it and has shared power to vote or direct the vote of 34,485,123 shares of common stock held by it. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(16)	Based on a Schedule 13G filed with the SEC on February 12, 2016 by Hotchkis and Wiley Capital Management, LLC (“HWCM”). Such filing indicates that in its capacity as investment adviser, HWCM beneficially owns 47,622,706 shares of common stock. HWCM has sole power to dispose or direct the disposition of 47,622,706 shares of common stock held by it and has sole power to vote or direct the vote of 27,247,490 shares of common stock held by it. HWCM disclaims beneficial ownership of the shares of our common stock. The address of HWCM is 725 S. Figueroa Street 39th Fl, Los Angeles, CA 90017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(17)	Based on a Schedule 13G filed with the SEC on February 16, 2016 by Paulson & Co. Inc. (“Paulson”). Such filing indicates that in its capacity as investment adviser, Paulson beneficially owns 39,751,100 shares of common stock. Paulson has sole power to dispose or direct the disposition of 39,751,100 shares of common stock held by it and has sole power to vote or direct the vote of 39,751,100 shares of common stock held by it. Paulson disclaims beneficial ownership of the shares of our common stock. The address of Paulson is 1251 Avenue of the Americas, New York, NY 10020.

(18)	Based on a Schedule 13G filed on February 14, 2014 by William E. Macaulay, First Reserve GP XI, Inc. (“GP XI Inc.”), First Reserve GP XI, L.P. (“GP XI”), First Reserve Fund XI, L.P. (“Fund XI”) and FR XI Onshore AIV, L.P. (“Onshore AIV”). Fund XI owns 27,396,278 shares of our common stock and Onshore AIV owns 9,155,763 shares of our common stock. GP XI is the general partner of Fund XI and Onshore AIV, and GP XI Inc. is the general partner of GP XI. Mr. Macaulay is a director of GP XI Inc. and has the right to appoint a majority of the board of directors of GP XI Inc. In such capacities, each of Mr. Macaulay, GP XI Inc. and GP XI may be deemed to beneficially own the shares of our common stock held by Fund XI and Onshore AIV. Each of the above persons and entities, other than Fund XI and Onshore AIV, disclaims beneficial ownership of any shares of our common stock. The address of the above persons and entities is c/o First Reserve Management, L.P., One Lafayette Place, Greenwich, Connecticut 06830.

(19)	Based on a Schedule 13G filed on February 14, 2014 by C/R Energy GP III, LLC (“GP III”), C/R Energy GP II, LLC (“GP II”), C/R Energy III Cobalt Partnership, L.P. (“C/R III Cobalt”), C/R Energy Coinvestment II, L.P. (“C/R Coinvest”), C/R Cobalt Investment Partnership, L.P. (“C/R Cobalt”), Carlyle/Riverstone Energy Partners III, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P. (“C/R Fund III”), Carlyle/Riverstone Energy Partners II, L.P. (“C/R Partners II”), Carlyle Energy Coinvestment III, L.P. (“CEC III”) and Riverstone Energy Coinvestment III, L.P. (“REC III”). C/R Fund III, C/R III Cobalt, REC III and CEC III are the record holders of 14,110,575, 6,079,540, 578,018 and 125,593 shares of our common stock, respectively, and may be deemed to be beneficially owned, by GP III. GP III exercises investment discretion and control over the shares held by each of C/R Fund III and C/R III Cobalt through their mutual general partner, Carlyle/Riverstone Energy Partners III, L.P., of which GP III is the sole general partner. GP III has the power to direct the voting and disposition of the shares held by each of REC III and CEC III. C/R Cobalt and C/R Coinvest are the record holders of 12,739,299 and 1,189,853 shares of our common stock, respectively, and may be deemed to be beneficially owned by GP II. GP II exercises investment discretion and control over the shares held by each of C/R Cobalt and C/R Coinvest through their mutual general partner, C/R Partners II, of which GP II is the sole general partner. Each of GP III and GP II is managed by an eight person managing board. Pierre F. Lapeyre, Jr., David M. Leuschen, Michael B. Hoffman, N. John Lancaster, Daniel A. D’Aniello, William E. Conway, Jr., David M. Rubenstein and Edward J. Mathias, as the members of the managing boards of each of GP III and GP II, may be deemed to share beneficial ownership of the shares beneficially owned by GP III and GP II. Such persons disclaim such beneficial ownership. The address of each of the above persons is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 51st Floor, New York, NY 10019, except for CEC III, whose address is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.

(20)	Based on a Schedule 13G filed with the SEC on February 11, 2014 by BlackRock, Inc. (“BlackRock”). Such filing indicates that in its capacity as a parent holding company or control person of various subsidiaries holding common stock, BlackRock beneficially owns 25,125,648 shares of common stock. BlackRock has sole power to dispose or direct the disposition of 25,125,648 shares of common stock held by it and has sole power to vote or direct the vote of 23,347,491 shares of common stock held by it. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(21)	Based on a Schedule 13G filed with the SEC on February 12, 2016 by Capital International Investors (“Capital International”), a division of Capital Research and Management Company. Such filing indicates that in its capacity as an investment adviser, Capital International may be deemed to beneficially own 23,458,123 shares of common stock. Capital International has sole power to dispose or direct the disposition of 23,458,123 shares of common stock held by it and has sole power to vote or direct the vote of 19,469,501 shares of common stock held by it. Capital International disclaims beneficial ownership of the shares of our common stock. The address of Capital International is 333 South Hope Street, Los Angeles, CA 90071.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(22)	Based on a Schedule 13G filed on February 11, 2016 by The Vanguard Group (“Vanguard”). Such filing indicates that Vanguard may be deemed to beneficially own 23,417,058 shares of common stock. Vanguard has sole power to dispose or direct the disposition of 23,172,621 shares of common stock held by it and has shared power to dispose or direct the disposition of 244,437 shares of common stock held by it. In addition, Vanguard has sole power to vote or direct the vote of 249,237 shares of common stock held by it and has shared power to vote or direct the vote of 18,100 shares of common stock held by it. Vanguard disclaims beneficial ownership of the shares of our common stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

Pledge of Shares

To our knowledge, as of March 1, 2016, none of our officers or directors have pledged any of the shares that they respectively beneficially own.

Cobalt International Energy, Inc.	15

PROPOSAL 1	ELECTION OF DIRECTORS

The Board currently consists of 10 directors, and the Board has nominated three Class I directors for election at the Annual Meeting to serve until the 2019 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified. Our certificate of incorporation authorizes our Board to consist of five to 15 directors, as determined by the Board, and our directors are divided into three classes, with directors elected by stockholders for staggered terms of three years each.

We are soliciting proxies in favor of the re-election of each of the three nominees identified below. We intend that all properly executed proxies will be voted for these three nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected.

Biographical information concerning the nominees, and the current directors of the Board whose terms will continue after the Annual Meeting, appears below. Ages are correct as of March 18, 2016.

Nominees (Current Class I Directors With Terms Expiring In 2016)

Joseph H. Bryant

Chairman and Class I Director Nominee to Serve until the 2019 Annual Meeting
Age: 60 Director since our inception in November 2005	Committees: • None Other current public directorships: • None

Skills and Qualifications:

•     Mr. Bryant founded Cobalt in 2005 and has served as Chairman of the Board and Chief Executive Officer since that time. Mr. Bryant’s other qualifications for election include his multi-decade career in the oil and gas industry and his prior senior executive positions with Unocal and BP.

Our Board has nominated Mr. Bryant for election at the Annual Meeting to serve until the 2019 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. Mr. Bryant has 38 years of experience in the oil and gas industry. Prior to joining Cobalt, from September 2004 to September 2005, he was President and Chief Operating Officer of Unocal Corporation, an oil and gas exploration and production company. From May 2000 to August 2004, Mr. Bryant was President of BP Exploration (Angola) Limited, from January 1997 to May 2000, Mr. Bryant was President of BP Canada Energy Company (including serving as President of certain subsidiaries of Amoco Canada Petroleum Co. between January 1997 and May 2000, prior to its merger with BP Canada), and from 1993 to 1996, Mr. Bryant served as an executive of a joint venture between Amoco Orient Petroleum Company and the China National Offshore Oil Corporation focused on developing the offshore Liuhua fields. Prior to 1993, Mr. Bryant held executive leadership positions in Amoco Production Company’s business units in The Netherlands and the Gulf of Mexico, serving in many executive capacities and in numerous engineering, financial and operational roles throughout the continental United States. Mr. Bryant served on the board of directors of the Berry Petroleum Company from October 2005 until May 2011. Mr. Bryant currently serves on the board of directors of the American Petroleum Institute. Mr. Bryant holds a B.S. in Mechanical Engineering from the University of Nebraska.

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PROPOSAL 1    ELECTION OF DIRECTORS

Jack E. Golden
Independent Class I Director Nominee to Serve until the 2019 Annual Meeting
Age: 67 Director since 2010	Committees: • Audit Committee and Compensation Committee Other current public directorships: • Atwood Oceanics, Inc.
Skills and Qualifications: • Dr. Golden’s qualification for election include his well-rounded expertise and extensive experience in the global oil and gas industry.

Our Board has nominated Dr. Golden for election at the Annual Meeting to serve until the 2019 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. Dr. Golden joined Shell in 1977 and later BP in 1982. He held numerous executive positions in North America, including President of BP’s North American E&P business. For much of his last decade with BP, he served as Group Vice President – Exploration and Production. During this period, he was involved with the development and operation of BP’s business in North America, Europe, South America, West Africa and Russia. Dr. Golden retired from BP at the beginning of 2006. He is currently Managing Director of Edgewater Energy LLC, a Texas based oil and gas company. Additionally, Dr. Golden is President of Four Winds Consulting LLC, which served as advisor to the Board from March 2007 until December 2009. Dr. Golden holds a PhD in Physics.
Jon A. Marshall
Independent Class I Director Nominee to Serve until the 2019 Annual Meeting
Age: 64 Director since 2010	Committees: • Compensation Committee (Chairman) Other current public directorships: • Noble Corporation

Skills and Qualifications:

•     Mr. Marshall’s qualification for election include his lengthy experience as a senior executive with Transocean Inc. and GlobalSantaFe Corporation and his deep knowledge of the offshore oil and gas industry.

Our Board has nominated Mr. Marshall for election at the Annual Meeting to serve until the 2019 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 until May 2008 and was a member of Transocean’s Board of Directors from November 2007 until December 2008. Mr. Marshall served as a director and Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when it merged with a subsidiary of Transocean, and served as the Executive Vice President and Chief Operating Officer of GlobalSantaFe from November 2001 until May 2003. From 1998 to November 2001, Mr. Marshall was employed with Global Marine Inc. where he held the same position. Mr. Marshall currently serves as a director of Noble Corporation. Mr. Marshall received his B.S. degree from the United States Military Academy.

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PROPOSAL 1    ELECTION OF DIRECTORS

Continuing Directors (Current Class II Directors With Terms Expiring In 2017)

Kenneth W. Moore
Continuing Independent Director
Age: 46 Director since 2007	Committees: • Nominating and Corporate Governance Committee Other current public directorships: • None

Mr. Moore served as Managing Director of First Reserve Corporation, a global private equity firm which invests exclusively in the energy industry, from 2004 through 2015. Prior to joining First Reserve, Mr. Moore spent four years with Morgan Stanley in New York. Mr. Moore served as a director of Enstar Group Limited from February 2014 to June 2015, Chart Industries, Inc. from October 2005 to November 2007 and Dresser-Rand Group Inc. from October 2004 to May 2007. Mr. Moore holds a B.A. from Tufts University and an M.B.A. from the Johnson School of Management at Cornell University.
Myles W. Scoggins
Continuing Independent Director
Age: 68 Director since March 2010	Committees: • Audit Committee and Nominating and Corporate Governance Committee Other current public directorships: • QEP Resources, Inc. and Laredo Petroleum, Inc.

Dr. Scoggins is President Emeritus of the Colorado School of Mines and served as its President from June 2006 to July 2015. Prior to his appointment with the Colorado School of Mines, Dr. Scoggins had a 34-year career with Mobil Corporation and Exxon Mobil Corporation where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as Executive Vice President of Exxon Mobil Production Company. Prior to the merger of Mobil and Exxon in late 1999, he was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corporation. He retired from ExxonMobil in 2004. He was a director for Venoco, Inc. from June 2007 until October 2012, Trico Marine Services, Inc. from March 2005 until August 2011 and Questar Corporation from February 2005 until June 2010. In addition, Dr. Scoggins also serves as a member of the Board of Trustees for the University of Tulsa and the National Board of Directors for the Gilcrease Museum. Dr. Scoggins has a Ph.D. in Petroleum Engineering from The University of Tulsa.

Cobalt International Energy, Inc.	18

PROPOSAL 1    ELECTION OF DIRECTORS

Martin H. Young, Jr.
Continuing Independent Director
Age: 63 Director since 2009	Committees: • Audit Committee (Chairman) and Compensation Committee Other current public directorships: • None

Mr. Young was the Senior Vice President and Chief Financial Officer of Falcon Seaboard Diversified, Inc. and its predecessor companies, Falcon Seaboard Holdings, L.P. and Falcon Seaboard Resources, Inc., from 1992 until June 2014. Falcon is a private energy company involved in natural gas exploration and production, real estate and private investments. In July 2007, Mr. Young retired as Chairman of the Board (a position he had held for 11 years) and as a member of the Board of the Texas Mutual Insurance Company (a position he had held for 12 years), the largest provider of workers’ compensation insurance in the State of Texas. Prior to his employment with Falcon, Mr. Young had 13 years of banking experience, the last ten working for a major California bank as the Vice President/Area Manager for the corporate banking group. Until its sale in 2013, Mr. Young served as Chairman of the board of directors of the Berry Petroleum Company, an independent energy company, a position he held for nine of the fourteen years he served on Berry Petroleum’s board. Mr. Young holds a B.B.A. from Duquesne University and an M.B.A. from Southern Illinois University.

Continuing Directors (Current Class I Directors With Terms Expiring In 2018)

John E. Hagale
Continuing Independent Director
Age: 59 Director since 2016	Committees: • Audit Committee Other current public directorships: • None

Mr. Hagale served as Executive Vice President and Chief Financial Officer of Rosetta Resources Inc. from November 2011 until its merger with Noble Energy, Inc. in July 2015. Prior to joining Rosetta, Mr. Hagale was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Methodist Hospital System from June 2003 through October 2011. He was also employed with Burlington Resources Inc. and its predecessor Burlington Northern Inc. for 15 years where he held a series of executive financial positions with increasing responsibilities, including Executive Vice President and Chief Financial Officer of Burlington Resources Inc. Mr. Hagale began his career with Deloitte Haskins and Sells. Mr. Hagale holds a Bachelor of Business Administration degree in Accounting from the University of Notre Dame. He has more than 30 years of financial and accounting experience and is a certified public accountant.

Cobalt International Energy, Inc.	19

PROPOSAL 1    ELECTION OF DIRECTORS

Kay Bailey Hutchison
Continuing Independent Director
Age: 72 Director since 2013	Committees: • Nominating and Corporate Governance Committee Other current public directorships: • CVSL, Inc.

Senator Hutchison has over 40 years of experience in the public and private sectors. Currently, Senator Hutchison serves as Senior Counsel in Bracewell & Giuliani, LLP’s Dallas, Texas office. From 1993 to 2013, she served as a U.S. Senator. In the history of the Senate, Senator Hutchison was one of only two women ever elected to Republican leadership. She also served as the Ranking Member on the Senate Committee on Commerce, Science and Transportation, as well as the Appropriations Subcommittee for Commerce, Justice, and Science. She was the Chairman of the Military Construction Appropriations Subcommittee and served on the Defense Appropriations Subcommittee. Prior to her Senate service, Senator Hutchison was elected Texas State Treasurer in 1990 and to the Texas House of Representatives in 1972. She served in the Texas House until 1976 when she was appointed by President Gerald Ford to serve as Vice-Chairman of the National Transportation Safety Board. In addition to her political career, Senator Hutchison is also a former bank executive, journalist and small business owner. Senator Hutchison holds a Bachelor of Arts degree from the University of Texas at Austin, and a J.D. from the University of Texas School of Law.
D. Jeff van Steenbergen
Continuing Independent Director
Age: 60 Director since our inception in November 2005	Committees: • Compensation Committee Other current public directorships: • None

Mr. van Steenbergen is a co-founder and managing partner of Azimuth Capital Management, a Calgary-based energy sector private equity firm. He has been with the firm since 2001 and serves on the boards of six of Azimuth’s international and Canadian portfolio companies. Prior to that, Mr. van Steenbergen was co-head of North American Oil & Gas with JPMorgan & Co. Mr. van Steenbergen has been active in the North American and international energy sector for 38 years and has a wide range of experience in oil and gas and energy infrastructure as a private equity investor, investment banker, and in operations and development planning roles with ExxonMobil and in field operations with Schlumberger. Mr. van Steenbergen holds a B.A.S.C. in Civil Engineering from Queen’s University and an M.B.A. from Dalhousie University, and attended executive programs at Harvard Business School, Stanford University and INSEAD.

Cobalt International Energy, Inc.	20

PROPOSAL 1    ELECTION OF DIRECTORS

William P. Utt
Continuing Independent Director
Age: 59 Director since 2013	Committees: • Nominating and Corporate Governance Committee (Chairman) Other current public directorships: • Teekay Corporation

Mr. Utt currently serves as our lead director. Prior to his retirement in 2014, Mr. Utt was the Chairman, President and Chief Executive Officer of KBR, Inc. Prior to joining KBR in 2006, Mr. Utt was President and CEO of SUEZ Energy North America and its predecessor companies from 1995 to 2006, with responsibility for the LNG, retail energy, energy marketing and trading, power generation and development businesses. Mr. Utt holds a B.S. and an M.E. in mechanical engineering from the University of Virginia and has an M.B.A. from, and is also currently an adjunct lecturer for, The Colgate Darden Graduate School of Business Administration at the University of Virginia.

Cobalt International Energy, Inc.	21

PROPOSAL 1    ELECTION OF DIRECTORS

2015 Director Compensation

The following table lists the individuals who served as our directors during 2015.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(5)	Total ($)
Joseph H. Bryant	–		–	–
Jack E. Golden	100,000		175,000	275,000
Kay Bailey Hutchison	100,000		175,000	275,000
Jon A. Marshall	120,000	(1)	175,000	295,000
Kenneth W. Moore	–		–	–
Myles W. Scoggins	100,000	(2)	175,000	275,000
D. Jeff van Steenbergen	–		–	–
William P. Utt	105,000	(3)	175,000	280,000
Martin H. Young, Jr.	120,000	(4)	175,000	295,000

(1)	Mr. Marshall elected to receive his entire annual retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan. In addition to his annual retainer, Mr. Marshall received $20,000 for serving as Chairman of our Compensation Committee, which Mr. Marshall elected to receive in shares of our common stock on a deferred basis.

(2)	Dr. Scoggins elected to receive his entire retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan.

(3)	Mr. Utt elected to receive his entire annual retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan. In addition to his annual retainer, Mr. Utt received $5,000 for serving as Chairman of our Nominating and Corporate Governance Committee, which Mr. Utt also elected to receive in shares of our common stock on a deferred basis.

(4)	Mr. Young elected to receive his entire annual retainer in shares of our common stock on a deferred basis pursuant to the terms of our Non-Employee Directors Deferral Plan. In addition to his annual retainer, Mr. Young received $20,000 for serving as Chairman of our Audit Committee, which Mr. Young also elected to receive in shares of our common stock on a deferred basis.

(5)	Represents the aggregate grant date fair value of restricted stock unit awards granted in 2015 computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. See Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our assumptions in determining the aggregate grant date fair value of these awards. On June 2, 2015, each of Dr. Golden, Senator Hutchison, Mr. Marshall, Dr. Scoggins, Mr. Utt and Mr. Young was awarded 17,641 restricted stock units with a grant date fair value of $175,000.

In fiscal 2015, individuals serving as non-employee directors who were unrelated to any of our former financial sponsors received:

•	a $100,000 annual retainer (or a pro-rated portion thereof for the year in which the director is elected or appointed to the Board); and
•

an annual award of restricted stock units with a fair market value of $175,000 (or a pro-rated portion thereof for the year in which the director is elected or appointed to the Board) pursuant to our Non-Employee Directors Compensation Plan. On February 18, 2016, the Board approved a 50% reduction in the

Cobalt International Energy, Inc.	22

PROPOSAL 1    ELECTION OF DIRECTORS

fair market value of the 2016 award of restricted stock units to non-employee directors. Thus, for 2016, the annual award of restricted stock units to each non-employee director will have a fair market value equal to $87,500.

The Chairperson of the Audit Committee and Compensation Committee receives an additional annual retainer of $20,000. The Chairperson of the Nominating and Corporate Governance Committee and/or any other committee of the Board receives, for his or her service in each such position, an additional annual retainer of $5,000. These additional retainers are available only for such Chairpersons who are non-employee directors and who are not related to any of our former financial sponsors.

The retainers are payable at the director’s election in cash and/or shares of our common stock. Each award of restricted stock units is granted pursuant to a Restricted Stock Unit Award Notification under our Non-Employee Directors Compensation Plan. The award generally is settled one year after grant in shares of our common stock. Payment with respect to the retainers and restricted stock units may be deferred at the director’s election pursuant to the terms of our Non-Employee Directors Deferral Plan.

The director compensation program described above was established during 2011 by the Compensation Committee based on a review conducted by Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s compensation consultant.

Vote Required

Directors will be elected by a plurality of the votes of the shares of our capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

Recommendation

The Board recommends that stockholders vote “FOR” each of the nominees for director. If not otherwise specified, proxies will be voted “FOR” each of the nominees for director.

Cobalt International Energy, Inc.	23

PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, as independent auditors to audit our financial statements for the year ending December 31, 2016. Inclusion of this proposal in our proxy statement to ratify the appointment of our independent auditors for the year ending December 31, 2016 is not required, but is being submitted as a matter of good corporate practice.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees Paid to Independent Auditors

The following table presents aggregate fees billed to us for the years ended December 31, 2015 and 2014, for professional services rendered by Ernst & Young LLP,

our principal accountant for the audit of our annual financial statements and review of our interim financial statements.

	2015	2014
	($ in thousands)
Audit Fees	$1,961	$1,886
Audit-Related Fees	–	–
Tax Fees	143	48
All Other Fees	–	–
Total Fees	$2,104	$1,934

Audit Fees.    Audit fees consisted of fees billed by Ernst & Young LLP for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements. For 2014, audit fees included approximately $90,000 related to our May convertible notes offering.

There were no Audit-Related Fees or Other Fees billed to us for the years ended December 31, 2015 and 2014.

Tax Fees.    During 2015, tax fees of approximately $143,000 were billed to us, which included approximately $99,700 related to the review of tax implications for the Angola Transaction and $43,300 related to determining the limitation on our tax benefits assessment of the Tangible Property Regulations. During 2014, tax fees of approximately $48,000 were billed to us, which included approximately $25,000 related to Angolan tax review and $23,000 related to determining the limitation on our tax benefits.

Pre-Approval Policies and Procedures

Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee charter. The Audit Committee pre-approves all services performed by Ernst & Young LLP and discloses such fees above. The charter is available on our website at www.cobaltintl.com. The Audit Committee considers whether the provision of the services disclosed above is compatible with maintaining Ernst & Young LLP’s independence.

Cobalt International Energy, Inc.	24

PROPOSAL 2     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Vote Required

The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposal 2. Abstentions shall not be treated as votes cast.

Recommendation

The Board recommends that stockholders vote “FOR” Proposal 2: The ratification of Appointment of Independent Auditors. If not otherwise specified, proxies will be voted “FOR” Proposal 2.

Cobalt International Energy, Inc.	25

PROPOSAL 3	NAMED EXECUTIVE OFFICER COMPENSATION

At the 2011 Annual Meeting of Stockholders a majority of our stockholders voted, on an advisory non-binding basis, to hold an advisory non-binding vote on executive compensation every year. Consistent with this recommendation by our stockholders, the Board has determined that it will include an advisory non-binding stockholder vote on executive compensation in its proxy materials every year.

Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the fiscal 2015 compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of

Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

Please refer to the section entitled “Executive Compensation” of this proxy statement for a detailed discussion of our executive compensation principles and practices and the fiscal 2015 compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the fiscal 2015 compensation of our named executive officers.

To help ensure that all stockholder views are well understood by the Board, we also encourage stockholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles and practices.

Vote Required

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve Proposal 3. Abstentions shall not be treated as votes cast.

Recommendation

The Board recommends that stockholders vote “FOR” Proposal 3: Advisory vote on executive compensation to approve the compensation of our named executive officers as disclosed in this proxy statement. If not otherwise specified, proxies will be voted “FOR” Proposal 3.

Cobalt International Energy, Inc.	26

PROPOSAL 4	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

Overview

This proposal is asking you to approve the Cobalt International Energy, Inc. Amended and Restated Non-Employee Directors Compensation Plan (the “Plan”). On February 18, 2016, upon recommendation of the Compensation Committee, our Board of Directors approved amendments to our existing director compensation plan, the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan (the “Prior Plan”), which are reflected in the Plan.

The Plan includes the following amendments:

•	to increase in the number of authorized shares from 750,000 to 1,750,000;

•	to include individual annual dollar-amount limits for equity awards;

•	to add the ability to impose clawbacks on awards granted under the Plan, including as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act; and
•	to amend the definition of Change in Control to remove references to our former financial sponsors.

Aside from the amendments described here, there are no other changes being made to the Prior Plan.

As of March 1, 2016, a total of 464,536 shares of our common stock were subject to outstanding awards granted under the Prior Plan and 200,276 shares remained available for issuance under the Prior Plan, which will remain available under the Plan, if approved. In addition, as of March 1, 2016 we have 10,508,617 aggregate shares available for issuance under our 2015 Long Term Incentive Plan and original Long-Term Incentive Plan (together, our “Employee Plans”), resulting in a combined total of 10,708,893 shares available for issuance under our Prior Plan and our Employee Plans.

Summary of our Non-Employee Director Compensation Program and Current Awards Outstanding

The following is a description of our non-employee director compensation policy. Each member of our Board of Directors who is not an employee of the Company or related to any of our former financial sponsors receives (i) a $100,000 annual retainer (or a pro-rated portion thereof for the year in which the individual is elected or appointed), (ii) if applicable, additional annual retainers in respect of the individual’s service on committees of our Board of Directors and (iii) an annual award of restricted stock units (“RSUs”) with a fair market value of $175,000 (or a pro-rated portion thereof for the year in which the individual is elected or appointed) pursuant to the Plan. On February

18, 2016, the Board of Directors approved a 50% reduction in the fair market value of the 2016 award of restricted stock units to non-employee directors. Thus, for 2016, the annual award of restricted stock units to each non-employee director will have a fair market value equal to $87,500. The retainers are payable at the non-employee director’s election in cash and/or shares of our common stock. Payment of the retainers and RSUs may be deferred at the directors election pursuant to the terms of our Non-Employee Directors Deferral Plan. As of March 1, 2016, an aggregate of 135,452 unvested RSUs are outstanding under the Prior Plan.

Why You Should Approve the Plan

The Prior Plan became effective on January 28, 2010, and we have not asked stockholders to authorize additional shares for the Prior Plan since it first became active six years ago. The Prior Plan lasted six years.

Several recent events contributed to the depletion of shares in the Prior Plan. The continued decline of oil prices globally, which started in 2014 and continued throughout 2015, caused stock prices of companies in the oil exploration industry to fall precipitously, including Cobalt’s stock price. Awards granted pursuant to our non-employee director compensation policy are cash denominated. As a result, while the dollar amount of our director compensation has generally remained

Cobalt International Energy, Inc.	27

PROPOSAL 4	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

consistent, we have had to grant awards based on lower stock prices, covering more shares than had been our historical practice prior to the decline of oil prices. We have also expanded the number of independent non-employee members of our Board that are eligible to receive compensation for their Board service, thereby increasing the aggregate dollar amount per year of our director compensation. Currently, eight of our ten directors receive compensation for their Board service as compared to two of our ten directors when the Prior Plan was originally adopted.

The Plan has been designed to build upon the effectiveness of the Prior Plan, with further enhancements, including subjecting awards grants under the Plan to meaningful per participant limitations—as described below, no participant under the Plan is eligible to receive in any calendar year awards with an aggregate grant-value of more than $500,000.

Our Board of Directors believes the Plan is in the best interests of stockholders and supports this proposal for the following reasons:

Under NYSE rules, the Plan will not be effective if our stockholders do not approve it. In order to continue implementing our non-employee director compensation program, which aligns the interests of our non-employee directors with those of our stockholders, we need a new plan that has sufficient share capacity to cover long-term incentive awards to be granted going forward.

If the Plan is not approved, it will likely be necessary to significantly increase the cash-based component of non-employee director compensation.

The terms of the Plan are designed to protect shareholder interests and provide our non-employee directors with competitive compensation, encouraging a sense of proprietorship and further stimulating the development and financial success of the Company.

Summary of the Plan

The following is a brief description of the material features of the Plan. The full text of the Plan is set forth in Annex A to this Proxy Statement. The description set forth below is qualified in its entirety by reference to Annex A.

Shares Available

The total number of shares of our common stock available for issuance under the Plan is 1,750,000 (taking into account shares issued and those remaining available under the Prior Plan). If an award (other than a replacement award described below) expires or is canceled or forfeited then the shares covered by such award, including (i) the number of shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an award or taxes related to an award and (ii) any shares subject to an award that is settled without the issuance of shares, will again be available for issuance under the Plan. Shares underlying replacement awards – i.e., awards granted in assumption of, or in substitution for, an outstanding award previously granted by a company that we acquire or with which we combine – do not count against the number of shares available for issuance under the Plan.

Forms of Awards

The Plan provides for grants of stock options, RSUs and other stock-based awards. The Plan also provides for the grant of replacement awards.

Award Limits

Subject to adjustment as described below, no participant under the Plan is eligible to receive in any calendar year equity awards with an aggregate value of more than $500,000.

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PROPOSAL 4	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

Adjustments

If our Board of Directors determines that an adjustment is appropriate, it may adjust equitably the terms of any outstanding awards and the number of shares of our common stock issuable under the Plan to reflect any change in the shares of our common stock resulting from a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our common shares or other securities, issuance of warrants or other rights to purchase our common shares or other securities, issuance of our common shares pursuant to the anti-dilution provisions of our securities or any other similar corporate transaction or event affecting our shares.

Eligibility

Each member of our Board of Directors who is not (i) a full-time or part-time officer or employee of the Company or (ii) an equity partner or service provider of any of the former private equity sponsors of the Company are eligible to receive awards under the Plan.

Administration

Our Board of Directors administers the Plan and has authority to select individuals to whom awards are granted and determines the types of awards and number of shares covered and the terms and conditions of awards, including the applicable vesting schedule and whether the award will be settled in cash or shares.

Key Terms of Awards

Stock Options.    A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a replacement award) is determined by our Board of Directors but may not be less than the closing price of a share of our common stock on the grant date. Our Board of Directors determines the date after which each stock option may be exercised and the expiration date of each option. However, no stock option may be exercisable after the expiration of ten years from the grant date.

Restricted Stock Units.    RSUs represent a contractual right to receive the value of a share of our common stock at a future date, subject to specified vesting and other restrictions.

Other Stock-Based Awards.    Our Board of Directors is authorized to grant other stock-based awards, which may be denominated in shares of our common stock or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon our performance or business units or any other factors designated by our Board of Directors.

Holding After Vesting

Subject to compliance with the Company’s stock ownership guidelines (applicable to our non-employee directors), shares underlying awards become freely transferrable by the award holder upon vesting and settlement of the award.

Transfer

Unless permitted by our Board of Directors or specifically provided in an award agreement a participant may not sell, assign or transfer an award prior to exercise or settlement, other than by will or a beneficiary designation pursuant to the terms of the Plan.

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PROPOSAL 4	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

Termination of Service and Change in Control

Our Board of Directors determines the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, be settled or be forfeited. Stock based awards will automatically vest in connection with a change in control.

The Plan generally defines a “change in control” to mean:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities;

•	the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);
•	the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity outstanding immediately after such transaction); or

•	the transfer of our assets having an aggregate fair market value of more than 50% of our fair market value immediately prior to such transfer, but only if, in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of our fair market value immediately prior to such transfer.

Term of the Plan

The Plan expires after the earliest to occur of (i) the tenth anniversary of the date on which the Plan is approved by our stockholders e.g., April 28, 2026,

(ii) the maximum number of shares available for issuance under the Plan have been issued or (iii) our Board of Directors terminates the Plan.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the Plan, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. Our Board of Directors may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent unless such action (i) is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) imposes any “clawback” or recoupment provisions on any awards in accordance with the terms of the Plan.

An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the Plan, as our Board of Directors may determine.

U.S. Federal Income Tax Consequences of Awards

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance of awards under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

Taxes are not due when a RSU is initially granted. Participants will realize taxable ordinary income equal to the fair market value of the shares underlying the RSUs when the shares are delivered to the participant. On any subsequent sale of the shares, the participant will realize a capital gain or loss in an amount equal to the net sale proceeds, less the participant’s tax basis in the shares. We are generally entitled to an income tax deduction that corresponds in time and amount to the ordinary income that the participant recognizes.

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PROPOSAL 4	APPROVAL OF THE COBALT INTERNATIONAL ENERGY, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

New Plan Benefits

The number of shares underlying RSUs received in the future under the Plan by a participant is not determinable at this time. The following table sets forth the RSUs granted in 2015 under the Prior Plan.

Name and Position	Dollar Value of RSUs		Number of RSUs

Executive Group	N/A		N/A
Non-Executive Director Group (8)	$1,050,000	(1)	105,846	(1)
Non-Executive Officer Employee Group	N/A		N/A

(1) See “Proposal 1 Election of Directors – 2015 Director Compensation” for additional information.

Vote Required

The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting is required to approve Proposal 4. For purposes of this Proposal 4, any abstentions will have the same effect as a vote against this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” Proposal 4: The approval of the Cobalt International Energy, Inc. Amended and Restated Non-Employee Directors Compensation Plan. If not otherwise specified, proxies will be voted “FOR” Proposal 4.

Cobalt International Energy, Inc.	31

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

At Cobalt, our focus is on delivering long-term value to our stockholders. With this in mind, our compensation programs are designed to attract and retain key executive officers critical to our success, compensating them fairly and competitively for their responsibilities and accomplishments. We achieve this primarily through our mix of base salary, annual bonuses, long-term equity incentive grants and sound governance practices, which further align management’s interests with those of our stockholders.

Overview and Objectives

This Compensation Discussion and Analysis (“CD&A”) provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during 2015, as well as the factors considered by our Compensation Committee in making compensation decisions for 2015. This CD&A focuses on the compensation of our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer and our three other most highly compensated executive officers for 2015 (the “NEOs”), namely:

Joseph H. Bryant	Chairman and Chief Executive Officer
Shannon E. Young, III*	Executive Vice President and Chief Financial Officer
Van P. Whitfield	Chief Operating Officer
James H. Painter	Executive Vice President
James W. Farnsworth	Executive Vice President and Chief Exploration Officer
John P. Wilkirson*	Former Executive Vice President and Chief Financial Officer
*	Effective as of September 1, 2015, Mr. Wilkirson resigned from his employment with Cobalt and Mr. Young became our Chief Financial Officer.

Since our inception, we have aimed to be a different type of oil and gas company: one that is small and nimble yet focused on competing with some of the largest oil and gas companies in the world to discover and develop oil and gas reserves in challenging offshore deepwater environments. We think it is helpful to consider Cobalt’s unique position in the oil and gas industry when analyzing our compensation programs:

•	Overall Philosophy – Highly Skilled and Lean Management Team with Significant Industry Experience. We compete with some of the world’s largest oil companies, including ExxonMobil, Chevron, BP, Total and Anadarko. As such, our executive management team has come from, and we compete for talent with, these major oil and gas companies. We believe that we have been successful directly because of our executive management team, which is comprised of professionals who have decades of industry experience and who previously worked for and have been highly successful within these large oil companies. When we consider succession planning for our executives, we believe that we would need to draw on the executive ranks of these large oil and gas companies, similar to what we have done to date, in order to achieve continued success and create long-term shareholder value. Our compensation program recognizes our talent and our unique competitive position. In addition, we have a very small employee base compared to our competitors, and because of this, we believe each of our executives assumes greater responsibilities than they otherwise would while working for one of these larger oil and gas companies with which we compete.

•

Early Stage of Maturation.    It requires many years to explore for, appraise and develop highly complex deepwater offshore oil and gas fields. We are still relatively early in our company life cycle, with significant assets maturing into production, but we have only recently began producing oil and gas from our Heidelberg project. Thus, traditional performance metrics such as EBITDA, revenue, operating cash flow and production would not work for the design of our executive compensation program. Despite our lack of traditional performance metrics, our long-term equity incentive programs contain several performance-based features, and our annual bonus

Cobalt International Energy, Inc.	32

EXECUTIVE COMPENSATION

programs are specifically structured to be as formulaic as possible, based upon the achievement of near-term and long-term goals as well as individual performance targets.

•	Compensation Peers. Due to our unique competitive position, to our knowledge, no other public company views us as a direct peer for compensation purposes. We operate in the deepwater exploration and production business and compete directly with some of the world’s largest oil companies for talent; therefore, we must stay competitive with these larger companies on compensation even though they have far more capital and other resources than we do and they are not our peers in terms of size or revenue. For this and other reasons, when structuring our executive compensation, our Compensation Committee reviews a variety of factors, including compensation data from a broad range of oil and gas industry companies, in making compensation determinations.

•	Broad-Based Equity Compensation Plan. We grant equity awards to all of our U.S.-based employees, which we believe sets us apart from others in the industry. Our equity compensation plan is specifically structured to be as broad-based as possible, as we believe granting equity to all of our employees effectively aligns their interests with the interests of our stockholders. Thus, all of our employees are exposed to the same risks as our stockholders.

What we do:		What we don’t do:

✓	Stock ownership guidelines for officers and directors	×	No tax gross-ups

✓	Aggressive stock ownership guidelines for CEO of 6-times salary	×	No single-trigger vesting*

✓	Compensation Committee engages an independent compensation advisor	×	No special NEO benefits or perquisites

✓	Performance-based annual bonus programs structured to be as formulaic as possible	×	No hedging or pledging of Cobalt stock by NEOs

✓	Majority of NEO compensation is “at risk” variable cash and equity incentives	×	No re-pricing or discounting of options or SARS

✓	Aggressive performance vesting conditions on NEO retention awards	×	No liberal share recycling*

✓	Minimum vesting period for equity awards*

* For any awards pursuant to our 2015 Long-Term Incentive Plan

Pay for Performance

We have a strong culture of pay-for-performance that is reflected in our executive compensation program, as illustrated below.

•

History of Forfeiture of Significant Amounts of Performance-Based Equity.    With a significant portion of compensation in the form of equity, our NEOs have been subject to the same stock price fluctuations as our stockholders and are exposed to the same risks as our stockholders. They receive a sizable amount of their compensation in the form of equity-based compensation, and in 2014, as a result of our stock price decline due in part to the decline in oil prices worldwide, our NEOs forfeited close to 1.2 million shares that they had been granted in consideration of their agreement to subject their vested equity to a five-year lock-up at the time of our IPO. At the time of forfeiture these shares had a value of approximately $11.1 million, which represented approximately 55% of the NEOs’ total aggregate compensation of $20.2 million reported for 2014. These awards

Cobalt International Energy, Inc.	33

EXECUTIVE COMPENSATION

would have been earned if assessed on a five-year, four-year, three-year, two-year, one-year or six-month look-back basis. We did not grant additional compensation to replace these forfeited restricted stock awards, which represented a significant portion of our NEOs’ compensation. As noted below, two of our NEOs received performance-vesting retention grants in January 2016, which will only vest if our stock price appreciates over 650% from the 2016 grant date share price.

•	Equity Vesting and Form of Equity Awards. Although our equity awards generally do not have explicit performance-vesting conditions, they are subject to fluctuations in our stock price and individual performance and contributions have been considered in making the grants. Our NEOs, who receive a significant amount of their compensation in the form of equity awards, have been subject to the same downward pressure on their realized compensation as our stockholders. The granting of equity to our NEOs exposes them to the same risks that face our stockholders. Furthermore, a significant portion of the equity awards granted to our NEOs are in the form of stock options and stock appreciation rights, which we believe are inherently performance-based (e.g., none of the approximately 5 million stock options and stock appreciation rights that we have granted to our NEOs to date are “in-the-money” even though they were valued at $30.5 million in the aggregate at time of grant).

•	Value of CEO Compensation is Tied to Our Performance. As with our entire executive team, the value of our CEO’s actual compensation since 2009 (the year of our IPO) has been significantly tied to the performance of our stock price, with his total realized pay for the last six years representing 48% of his total reported pay. In addition, our CEO informed the Compensation Committee that he did not want to be considered for any bonus for 2015 or an annual award of restricted stock units under our Long-Term Incentive Plan for 2016. Thus, our CEO did not receive a bonus for 2015 or an annual equity award for 2016.

•	Performance Vesting Conditions on Special NEO Retention Awards. In connection with new employment agreements entered into with Messrs. Painter and Farnsworth in 2014, and an extension of Mr. Whitfield’s employment agreement, these executives received special performance-based equity retention awards granted in January 2015 and, for Messrs. Painter and Farnsworth, January 2016. The purpose of these special performance-based retention awards is to provide stability to the organization and effect an orderly succession as key senior management members transition toward retirement. In addition to a service vesting requirement, each award is subject to an aggressive performance condition that requires the attainment of a $23.06 closing share price of our stock for a period of at least 20 out of 30 continuous days during the term of the award, such price being the initial conversion price of our May 2014 convertible notes offering. The $23.06 performance condition represents a multiple of nearly 300% of the January 15, 2015 grant date closing price of $7.90 per share and a multiple of over 650% of the January 15, 2016 grant date closing price of $3.50 per share.

•	No Special Named Executive Officer Benefits or Perquisites. Unlike many companies, we do not provide our NEOs with any employee benefits other than the benefits provided to all of our employees under broad-based employee plans such as our health insurance plan and our 401(k) matching plan. As such, we do not provide our NEOs or any of our employees with perquisites such as corporate private aircraft travel, company cars or drivers, housing allowances, flexible perquisite allowances, club memberships or dues, tickets to sporting events, profit sharing or financial and tax planning assistance.

2015 Strategic and Operational Success

In 2015, the worldwide oil and gas industry struggled with a very difficult external environment due to the severe and prolonged downturn in oil and gas prices. In spite of these enormous challenges, we achieved several significant strategic and operational successes in 2015, which our Compensation Committee considers in its compensation process:

Entered into an agreement to divest our Angola assets for $1.75 billion, which once closed, will provide us with significant liquidity, allowing us to take advantage of attractive acquisition opportunities in the current market for oil and gas assets

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EXECUTIVE COMPENSATION

In early 2016 achieved initial oil and gas production at Heidelberg in the deepwater U.S. Gulf of Mexico

Drilled a successful appraisal well at North Platte in the deepwater U.S. Gulf of Mexico, which encountered over 550 feet of net oil pay

Drilled a successful sidetrack appraisal well at Shenandoah in the deepwater U.S. Gulf of Mexico, which encountered over 600 feet of net oil pay

Drilled a successful appraisal well at Anchor in the deepwater U.S. Gulf of Mexico, which encountered over 690 feet of net oil pay

Compensation Process

The Compensation Committee reviews and, together with the other independent members of the Board, determines the compensation of our Chief Executive Officer. The Compensation Committee also reviews and approves the compensation of our other executive officers. In doing so, the Compensation Committee (i) identifies corporate goals and objectives relevant to executive officer compensation, (ii) evaluates each executive officer’s performance in light of such goals and objectives and (iii) reviews and determines any long-term incentive components. As part of its process, the Compensation Committee reviews the recommendations of the Chief Executive Officer. In 2015, the Compensation Committee met seven times.

To assist in this process, since 2010 the Compensation Committee has annually retained Meridian to review our compensation program, including the design of the program, each element of compensation under the program and the total target compensation for each executive and key employee. Meridian is an independent compensation consulting firm and does not provide any other services outside of matters pertaining to executive and director compensation and corporate governance. Meridian reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by Meridian, and the directions given to Meridian regarding the performance of such services. In connection with its retention, Meridian has provided the Compensation Committee with information necessary for an evaluation of its independence, as set forth in Section 10C-1 of the Securities Exchange Act of 1934, as amended, to determine whether a potential conflict of interest might arise in connection with advising the Compensation Committee. After reviewing the information, the Compensation Committee concluded that Meridian’s advice is objective and no conflict exists.

The Compensation Committee, with the advice of Meridian, has concluded that we do not have a single group of comparator or peer firms for purposes of traditional benchmarking and percentile targeting. Rather than looking solely to a single peer or comparator group, our compensation practice throughout our organization is to review compensation comprehensively on a position-by-position basis and determine the particular skill set required to be successful at Cobalt for the particular position in question. The skill set necessarily varies among positions but may include:

•	executive management experience at oil and gas enterprises;

•	deepwater experience and technical expertise;

•	international experience including managing multiple geographic locations;

•	experience growing and maturing a company through its lifecycle;

•	relevant financial and commercial experience; and

•	relevant compliance and legal experience.

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EXECUTIVE COMPENSATION

When considering NEO compensation actions in 2015, the Committee referenced data from a large cross-section of industry companies as gathered in a recognized industry survey of North America independent upstream oil and gas companies. The Committee does not target a fixed percentile from this information, but uses it as a supplement reference to the individual factors described above. Listed below are the participating companies in the referenced compensation survey:

Anadarko Petroleum Corp.	EP Energy Corp.	Occidental Petroleum Corp.
Antero Resources Corp.	EQT Corp.	Parsley Energy Inc.
Apache Corp.	EXCO Resources Inc.	PDC Energy Inc.
Bill Barrett Corp.	Freeport-McMoran Inc.	Penn Virginia Corp.
Cabot Oil & Gas Corp.	Gulfport Energy Corp.	Pioneer Natural Resources Co.
California Resources Corp.	Halcon Resources Corp.	QEP Resources Inc.
Carrizo Oil & Gas Inc.	Hess Corp	Range Resources Corp.
Chesapeake Energy Corp.	Jones Energy Inc.	Resolute Energy Corp.
Cimarex Energy Co.	Kosmos Energy Ltd.	Rosetta Resources Inc.
Comstock Resources Inc.	Linn Energy LLC	Sanchez Energy Corp.
Concho Resources Inc.	Marathon Oil Corp.	Sandridge Energy Inc.
Denbury Resources Inc.	Murphy Oil Corp.	SM Energy Co.
Devon Energy Corp.	National Fuel Gas Co.	Southwestern Energy Co.
Eclipse Resources Corp.	Newfield Exploration Co.	Ultra Petroleum Corp.
Encana Corp.	Noble Energy Inc.	W&T Offshore Inc.
Energen Corp.	Oasis Petroleum Inc.	WPX Energy Inc.
EOG Resources Inc.

The Committee believes the referenced survey information describes broad trends and practices specific to the industry that are helpful in the Committee’s decision-making, however, the collective participating companies are not representative of Cobalt’s specific business model within the industry. Some companies are much larger and more diversified than we are and some focus on a different segment of the oil and gas business than we do, such as onshore resource development rather than our focus on deepwater exploration.

Given the variety of companies we review in this process, our assessment is necessarily qualitative and subjective, and the ultimate compensation package for each of our NEOs is significantly based on our judgment.

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Elements of Executive Compensation

Our compensation program consists of base salary, annual incentive bonuses, and long-term equity incentive grants. The majority of the compensation received each year by our NEOs is “at risk” variable cash and equity incentives. For 2015, the compensation mix for our NEOs as reflected in the Summary Compensation Table was as follows:

Chairman and Chief Executive Officer	Other Named Executive Officers*

* Average of other NEOs

Base Salary

Base salary is the only fixed component of our compensation program, which provides stable income for our management team.

In 2015, none of the NEOs had base salary increases from the previous year. This decision was taken after reviewing competitive benchmarking data and a general desire to transition NEO compensation to one that is more heavily-weighted toward long term incentives based overall compensation package, while still maintaining competitive cash-based compensation. Mr. Bryant, our Chairman and Chief Executive Officer, has not had a base salary increase during our history as a public company. In fact, in 2013 the Compensation Committee recommended a salary increase for Mr. Bryant in recognition of his continued strong leadership and market-based factors. Mr. Bryant, however, declined the salary increase and requested that his base salary remain the same.

The following table shows base salaries applicable to each NEO for 2014, 2015 and 2016.

NEO	2014 Base Salary	2015 Base Salary	2016 Base Salary
Mr. Bryant	$1,000,000	$1,000,000	$1,000,000
Mr. Young	$—	$475,000	$475,000
Mr. Whitfield	$775,000	$775,000	$775,000
Mr. Painter	$700,000	$700,000	$700,000
Mr. Farnsworth	$700,000	$700,000	$700,000
Mr. Wilkirson	$540,000	$540,000	$—

Annual Bonus

Our annual incentive plan focuses key executives on achievement of the near-term and long-term objectives of our current business plan. Each year, our Compensation Committee, in consultation with our Chief Executive Officer and Meridian, establishes key performance indicators for that year. The

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performance indicators are derived from our strategic and business growth plan. We specifically structured our NEOs’ annual bonuses to be as formulaic as possible, based upon the achievement of near-term and long-term goals as well as individual performance metrics. The graphic below sets forth each category of performance indicator and their targeted weighting used in the formulaic calculation the Compensation Committee uses to determine annual bonus amounts.

The table below sets forth further detail surrounding our 2015 key performance indicators, including corresponding milestones for each indicator established by our Compensation Committee in consultation with our Chief Executive Officer and Meridian. The Compensation Committee approved 2015 results and payments after applying the formulaic weighting associated with each indicator.

Performance Indicator	Target Milestone	Stretch Milestone	Target Weighting	Stretch Weighting	Approved Results	Approved Payout
Health, Safety, Security and Environment (HSSE)	• No fatalities • 95% Emergency Response Exercise Lessons Learned identified, shared and actioned within 30 days of each exercise • Complete SEMS audit in WA and GOM	• No lost time incident • No material uncontained releases of hydrocarbons into environment	15%	22.5%	–	0	%(1)
Financial	• Deliver 2015 operational results within 105% of 2015 Board approved budget • Secure Heidelberg development financing • Implement company-wide product marketing strategy including corporate Hedge Policy • Secure Cameia development financing • More than $1.2 billion of unrestricted cash on hand at EOY 2015 • Mitigate exposure of contractual obligations in 2016-2017	• Deliver 2015 operational results within budget • More than $1.3 billion of unrestricted cash on hand at EOY 2015 • Mitigate exposure of contractual obligations by $200 million	35%	52.5%	target	35	%(2)
Selective Appraisal & Development of Discoveries	• Sanction Cameia • Drill 4 Cameia development wells • Drill 3 appraisal wells • Heidelberg on-track for first oil delivery in first half of 2016	• Sonangol sanction of Cameia • Drill 4 appraisal wells • Quantify commercial viability of Orca and prioritize early development options • Materially reduce cost of evaluation	30%	45%	target	30	%(3)
Exploration and New Ventures	• Recommendation to capture new venture position • High grade Western / Central GOM Exploration portfolio and prioritize identified drillable prospects • High grade Angola Exploration prospect portfolio and prioritize identified drillable exploration prospects	• Secure Block 21 or 20 license extension	5%	7.5%	target	5	%(4)
Strategic Initiatives	• Meet Board expectations on strategic initiatives 1. Implement operational efficiencies to deliver a structural and material reduction in 2015 forward capital and operating expenditures 2. Execute development plans for identified employees 3. Implement action plans to manage enterprise risk 4. Recommend position on Angola gas 5. Deliver portfolio rationalization	• Exceed Board expectation on strategic initiatives • Sell down a minimum of 10% of Cobalt working interest in Angola assets	15%	22.5%	target	15	%(5)
Total			100%	150%	–	85%

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(1)	The Compensation Committee determined that none of the target award was achieved for our HSSE performance. In making this determination, the Compensation Committee noted that we had experienced a fatality on the SSV Petroserv Catarina drilling rig during 2015.

(2)	The Compensation Committee determined that a target award of 35% was achieved for our financial performance. In making this determination, the Compensation Committee noted that we had (i) delivered 2015 operational results within 105% of the 2015 Board approved budget, (ii) secured Heidelberg development financing, (iii) implemented a company-wide product marketing strategy and (iv) mitigated exposure of contractual obligations in 2016-2017. The Compensation Committee also noted that the Angola Transaction had made securing Cameia financing inapplicable. The Compensation Committee therefore did not consider this factor in determining that we had met the financial target objective for 2015.

(3)	The Compensation Committee determined that a target award of 30% was achieved for our selective appraisal and development of discoveries performance. In making this determination, the Compensation Committee noted that we had (i) drilled four Cameia development wells, (ii) drilled three appraisal wells and (iii) progressed our Heidelberg development for first oil delivery in the first half of 2016. The Compensation Committee also noted that the Angola Transaction had rendered the sanction of the Cameia development project inapplicable and it therefore did not consider it in determining that we had met the selective appraisal and development target objective for 2015.

(4)	The Compensation Committee determined that a target award of 5% was achieved for our exploration and new ventures performance. In making this determination, the Compensation Committee noted that we had (i) recommended capturing a new venture position, (ii) high-graded our Western and Central U.S. Gulf of Mexico exploration portfolio and prioritized identified drillable prospects, and (iii) high-graded our Angola exploration portfolio and prioritized identified drillable exploration prospects.

(5)	The Compensation Committee determined that a target award of 15% was achieved for our strategic initiatives performance. In making this determination, the Compensation Committee noted that we had met Board expectations with respect to all strategic initiatives, except for recommending a position on Angola gas, which the Compensation Committee considered inapplicable given the pending Angola Transaction.

Each of Messrs. Bryant and Whitfield was eligible for a 2015 target bonus amount equal to 100% of his 2015 base salary. Each of the remaining NEOs was eligible for a 2015 target bonus amount equal to 75% of his 2015 base salary. As shown above, the Compensation Committee, in consultation with Meridian and our Chief Executive Officer, applied the formulaic weighting for each key performance indicator as discussed above, and approved a payout of each NEO’s respective target bonus amount as shown in the table below. Mr. Bryant informed the Compensation Committee that he did not want to be considered for a bonus and thus he did not receive any bonus for 2015.

The following table shows bonuses paid to each NEO for 2013, 2014 and 2015.

	2013 Bonus				2014 Bonus				2015 Bonus
NEO	Target %	Payout %		Bonus Paid(1)	Target %	Payout %		Bonus Paid(1)	Target %	Payout %		Bonus Paid(1)
Mr. Bryant	100%	150%	$	1,500,000	100%	200%	$	2,000,000	100%	0%	$	0
Mr. Young	—	—	$	—	—	—	$	—	75%	60%	$	212,000
Mr. Whitfield	100%	110%	$	852,500	100%	132%	$	1,023,000	100%	85%	$	658,800
Mr. Painter	75%	105%	$	551,250	75%	132%	$	693,000	75%	85%	$	446,300
Mr. Farnsworth	75%	105%	$	551,250	75%	132%	$	693,000	75%	85%	$	446,300
Mr. Wilkirson	75%	100%	$	405,000	75%	110%	$	445,500	n/a	n/a	$	230,648
(1)	Bonus paid equals the product of (i) base salary times (ii) target bonus percentage times (iii) approved payout percentage. The bonus for Mr. Wilkirson represents his pro rata bonus paid pursuant to the terms of his separation agreement in September 2015.

Annual cash bonuses with respect to the 2015 fiscal year under the annual incentive plan were calculated in late February and paid in early March 2016.

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Long Term Equity Incentive Compensation

Equity Compensation Process

Our process for determining the amounts of equity compensation awarded to our NEOs begins with discussions among our Compensation Committee and Meridian, which has advised the Compensation Committee since 2010. The initial discussions around equity compensation awards typically occur in the latter portion of each calendar year, and continue with further discussions in the first quarter of the following calendar year, culminating with a determination by our Compensation Committee on the specific levels and types of equity compensation to be awarded to each of our NEOs.

To make its determination, Meridian provides the Compensation Committee with framework and materials that help guide its deliberations. The Compensation Committee also considers other factors, including each NEO’s individual objectives and performance over the prior calendar year. The majority of the factors considered by the Compensation Committee are thus necessarily specific to each individual NEO and vary from year to year, depending in part upon performance objectives that are established for each NEO during the first quarter of each calendar year. For example, the factors considered by the Compensation Committee in making its determinations for the level and type of equity compensation awarded to our Chief Executive Officer have included his organizational leadership during a period of rapid growth for our company and overall operational and financial performance in the face of challenging market conditions for the oil and gas industry. The factors considered by the Compensation Committee for our Chief Financial Officer have included the successful execution of capital markets transactions, the maintenance of capital expenditure levels within budget and maintaining capital discipline during a period of weak oil and gas prices. Factors that the Compensation Committee considered for our Chief Operating Officer have included the success of overall operations including health, safety, security and environmental performance relative to industry standards and the success of our drilling programs, both in terms of resources discovered and operational efficiencies achieved.

The methodology employed by our Compensation Committee to arrive at specific equity compensation awards for each NEO is to establish annual equity compensation awards in reference to a percentage of each NEO’s annual base salary as well as set the overall type and mix of the equity compensation award for each NEO. Each NEO’s equity compensation award is approved by the Compensation Committee following the conclusion of the process and consideration of the factors outlined above. In recent years, our annual equity compensation awards have varied between 0% and 775% of the annual base salary of each NEO and have consisted of between 50% to 75% stock options (or stock appreciation rights starting in 2015), 0% to 100% restricted stock units, and 0% to 50% restricted stock. The overall equity compensation award for each NEO as well as the mix of the type of equity compensation awards may vary from year to year, depending upon the Compensation Committee’s analysis and consideration of the factors referred to above.

Equity Compensation Mix

The Compensation Committee is committed to aligning long-term equity compensation with company performance. Since 2010, the Compensation Committee has delivered long-term equity compensation to NEOs in the form of stock options, stock appreciation rights, restricted stock units and restricted stock. While time-vested options, stock appreciation rights, restricted stock units and restricted stock are not typically classified as performance-based at other companies, Cobalt remains in a business model and high-risk environment where our stock price fluctuates significantly. Ultimate realized value from stock options, stock appreciation rights, restricted stock units and restricted stock awards have significant alignment with our future operating performance and carry meaningful upside and downside risk.

In February 2014, the Compensation Committee made an annual grant of equity consisting of stock options and restricted stock, which vest 50% on the third and fourth anniversaries of the grant. In February 2015, the Compensation Committee made an annual grant of equity consisting of stock appreciation rights and restricted stock, which vest 1/3 on the first, second and third anniversaries of the grant. In February 2016, the Compensation Committee made an annual grant of equity consisting of restricted stock units, which vest 1/3 on each of March 1,

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2017, 2018 and 2019. Pursuant to SEC rules, the grant date fair value of the February 2016 grants will be reported in the Compensation Tables of the proxy statement for our 2017 Annual Meeting of Stockholders.

The following table shows equity awards granted to each NEO in 2014, 2015 and 2016.

NEO	2014 Equity Awards (Intended Value and Mix)	2015 Equity Awards (Intended Value and Mix)(1)	2016 Equity Awards (Intended Value and Mix)(2)
Mr. Bryant	$7,000,000 split 50% restricted stock and 50% stock options	$7,750,000 split 50% restricted stock and 50% stock appreciation rights	$0
Mr. Young	N/A	N/A	$296,875, all in the form of restricted stock units
Mr. Whitfield	$1,395,000 split 50% restricted stock and 50% stock options	$1,162,500 split 50% restricted stock and 50% stock appreciation rights	$581,250, all in the form of restricted stock units
Mr. Painter	$1,225,000 split 50% restricted stock and 50% stock options	$875,000 split 50% restricted stock and 50% stock appreciation rights	$437,500, all in the form of restricted stock units
Mr. Farnsworth	$1,225,000 split 50% restricted stock and 50% stock options	$875,000 split 50% restricted stock and 50% stock appreciation rights	$437,500, all in the form of restricted stock units
Mr. Wilkirson	$810,000 split 50% restricted stock and 50% stock options	$675,000 split 50% restricted stock and 50% stock appreciation rights	N/A

(1)	The numbers in this column do not reflect (i) the September 1, 2015 grant of 150,000 shares of restricted stock to Mr. Young pursuant to his severance agreement or (ii) the January 15, 2015 grant of 126,582 shares of performance-based restricted stock and 248,756 performance-based stock options to each of Messrs. Farnsworth, Painter and Whitfield in connection with the execution of their new employment agreements, which each included one-year post-employment restrictions against competition and solicitation and other restrictive covenants.

(2)	In response to feedback and opinions expressed by our stockholders and taking into account the external environment in the oil and gas industry and the performance of our stock price over the prior year, our Compensation Committee reduced the fair market value of our NEOs’ 2016 annual equity awards by 50%. In addition, Mr. Bryant informed the Compensation Committee that he did not want to be considered for an annual equity award in 2016 and thus he did not receive an annual award for 2016. The numbers in this column do not reflect the January 15, 2016 grant of 285,714 shares of performance-based restricted stock and 564,972 performance-based stock options to each of Messrs. Farnsworth and Painter in connection with the execution of their new employment agreements, which each included one-year post-employment restrictions against competition and solicitation and other restrictive covenants.

Discussion of Prior Equity Compensation Grants

The discussion below relates to annual long-term incentive equity awards granted to our NEOs in 2014 and 2015, as well as in February of 2016. The annual equity awards granted to our NEOs in February of 2016 (and, if any, additional equity awards that may be granted to our Named Executive Officers in 2016) will be shown in the “Summary Compensation Table” and “Grants of Plan-Based Awards” tables of our proxy statement for our 2017 Annual Meeting of Stockholders. In response to feedback and opinions expressed by our stockholders and taking into account the external environment in the oil and gas industry and the performance of our stock price over the prior year, our Compensation Committee reduced the fair market value of our NEOs’ 2016 annual equity grants by 50%.

Mr. Bryant received annual long-term incentive equity awards equal to $7,000,000 in 2014, $7,750,000 in 2015 and $0 in 2016 that represented 700% of his base salary in 2014, 775% of his base salary in 2015 and 0% of his base salary in 2016. Mr. Bryant did not receive an annual long-term incentive equity award in 2016.

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Mr. Young received an annual long-term incentive equity award equal to $296,875 in 2016 that represented 63% of his base salary in 2016.

Mr. Whitfield received annual long-term incentive equity awards equal to $1,395,000, $1,162,500 and $581,250 in each of 2014, 2015 and 2016, respectively. Mr. Whitfield’s award was 180%, 150% and 75% of his base salary in each of 2014, 2015 and 2016, respectively.

Mr. Painter received annual long-term incentive equity awards equal to $1,225,000, $875,000 and $437,500 in each of 2014, 2015 and 2016, respectively. Mr. Painter’s award was 175%, 125% and 63% of his base salary in each of 2014, 2015 and 2016, respectively.

Mr. Farnsworth received annual long-term incentive equity awards equal to $1,225,000, $875,000 and $437,500 in each of 2014, 2015 and 2016, respectively. Mr. Farnsworth’s award was 175%, 125% and 63% of his base salary in each of 2014, 2015 and 2016, respectively.

Mr. Wilkirson received annual long-term incentive equity awards equal to $810,000 and $675,000 in each of 2014 and 2015, respectively. Mr. Wilkirson’s award was 150% and 125% of his base salary in each of 2014 and 2015, respectively.

January 2015 and 2016 Performance-Based Equity Grants. The employment agreements for Messrs. Farnsworth, Painter and Whitfield, three of our key executives, were set to expire at the end of 2014. In order to retain their services, on November 3, 2014, we entered into new employment agreements with Mr. Farnsworth and Mr. Painter and a one-year employment agreement extension with Mr. Whitfield. The employment agreements for Messrs. Farnsworth Painter provide for the grant to each executive on January 15, 2015 and January 15, 2016 of a special performance-based equity award granted pursuant to the terms of our Long Term Incentive Plan. The purpose of these special performance-based retention awards is to provide stability to the organization and effect an orderly succession as key senior management members transition toward retirement. Each award has a target value of $2,000,000. Pursuant to these employment agreements, on January 15, 2015 we granted 126,582 shares of restricted stock and 248,756 stock options to each of Mr. Farnsworth and Mr. Painter, and on January 15, 2016 we granted 285,714 shares of restricted stock and 564,972 stock options to each of Mr. Farnsworth and Mr. Painter. Mr. Whitfield’s extension provides for a January 15, 2015 grant of a special performance-based equity award granted pursuant to the terms of our existing Long Term Incentive Plan with a target value of $2,000,000. Pursuant to his employment agreement extension, on January 15, 2015 we granted 126,582 shares of restricted stock and 248,756 stock options to Mr. Whitfield.

In order to further align the interests of our stockholders with those of Messrs. Farnsworth, Painter and Whitfield, each of the stock option and restricted stock performance-based awards referred to above were structured to require satisfaction of both a service condition and a performance condition. The service condition will be satisfied on December 31, 2016 for Messrs. Farnsworth and Painter, subject to the executive’s continued employment through such date, and December 31, 2015 for Mr. Whitfield, subject to his continued employment through such date. The performance condition will be satisfied subject to the attainment of a $23.06 closing share price of the Company’s common stock for a period of at least 20 out of 30 continuous days on which the shares are quoted or traded at any time during the ten-year term of each award. The $23.06 performance condition represents a multiple of nearly 300% of the January 15, 2015 grant date closing price of $7.90 per share and a multiple of over 650% of the January 15, 2016 grant date closing price of $3.50 per share.

Mr. Farnsworth has been an integral part of Cobalt’s success since our founding. He has led Cobalt’s exploration efforts in the U.S. Gulf of Mexico and offshore West Africa, which have resulted in ten discoveries out of seventeen exploration prospects that have been drilled, representing one of the best exploration success rates in the deepwater oil and gas industry. Mr. Farnsworth continues to oversee our ongoing exploration efforts and is also now responsible for Cobalt’s worldwide new ventures activities, which are intended to provide Cobalt with long-term growth opportunities. Given the importance of Mr. Farnsworth to the future of our company and the need to retain him, it became imperative to award him long-term incentive equity compensation that is competitive with other opportunities that might be available to him.

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Mr. Painter has also been an integral part of Cobalt’s success since our founding. He has led Cobalt’s drilling activities in the U.S. Gulf of Mexico and offshore West Africa. During the course of his tenure, Mr. Painter was responsible for the drilling of some of the world’s most complex and technically challenging deepwater wells, including the deepest well ever drilled in the U.S. Gulf of Mexico. Mr. Painter’s knowledge and expertise of drilling deepwater pre-salt wells has led to significant increases in drilling efficiency, an important accomplishment for a company with limited capital resources. Given the importance of Mr. Painter’s skills to the future operational and financial performance of our company, it became imperative to award him long-term incentive compensation that is competitive with other opportunities that might be available to him.

Mr. Whitfield has served as Chief Operating Officer since 2011 and has over 40 years’ experience leading and managing complex oil and gas operations around the world. Mr. Whitfield has been a key leader in the significant growth of our worldwide operations over past several years and has successfully managed such growth while maintaining excellent safety and environmental performance. Given Mr. Whitfield’s leadership and institutional knowledge of our entire operations and in order to retain his services for an additional year, it became necessary to award him long-term incentive compensation that is competitive with other opportunities that might be available to him.

Reported versus Realized versus Realizable Pay

In reviewing our Chairman and Chief Executive Officer’s compensation included in the Summary Compensation Table, it is important to note that his realized and realizable pay is often substantially different than the compensation that is reported in the Summary Compensation Table. The primary reason for the differences between reported pay in the Summary Compensation Table and realized pay and realizable pay is the method and timing used to value long-term equity awards. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted. However, a substantial portion of our Chairman and Chief Executive Officer’s total compensation is in the form of long-term equity-based awards, which have had vesting terms of up to five years, precluding its immediate realization at the grant date and correlating its realizable value to our future stock performance.

Our stock ownership guidelines require that our Chairman and Chief Executive Officer retain shares of common stock having a value equal to or greater than a multiple of six times his annual base salary. Currently, he holds shares of common stock valued in excess of eleven times his annual base salary. Our Chairman and CEO has not sold or exercised any of his long-term equity awards granted since our IPO in 2009, other than to satisfy tax withholding obligations upon vesting. As a result, our Chairman and Chief Executive Officer remains heavily invested in Cobalt and his ultimate realized pay will directly correlate to the performance of our common stock. Due to his continued significant equity ownership, our Chairman and Chief Executive Officer remains exposed to the same risks as all our stockholders.

Below is a table that compares Summary Compensation Table amounts to compensation actually realized and compensation realizable by Joseph H. Bryant, our Chairman and Chief Executive Officer.

CEO Realized Pay and Reported Pay – 2009 to 2015

Year of Compensation	Reported Pay(1)	Realized Pay(2)	Realized Pay as a Percentage of Reported Pay	Realizable Pay(3)	Realizable Pay as a Percentage of Reported Pay
2015	$8,780,992	$1,222,857	14%	$5,632,268	64%
2014	$10,029,826	$3,029,823	30%	$4,827,123	48%
2013	$9,939,419	$2,528,810	25%	$3,448,673	35%
2012	$10,178,110	$3,457,528	34%	$3,981,591	39%
2011	$3,021,017	$3,021,017	100%	$3,021,017	100%
2010	$3,529,226	$1,843,500	52%	$2,481,394	70%
2009	$16,370,639	$4,856,673	30%	$6,234,375	38%
TOTAL	$61,849,229	$19,960,208	32%	$29,626,441	48%

(1)	Compensation as reported in the Summary Compensation Table

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(2)	For purposes of this comparison, “Realized Pay” for each year is defined as:

a.	Salary and bonus as reported in the Summary Compensation Table;

b.	Proceeds from sales of restricted stock and restricted stock unit awards granted during such year;

c.	Proceeds from the exercise of stock option awards granted during such year; plus

d.	Other Compensation as reported in the Summary Compensation Table.

(3)	For purposes of this comparison, “Realizable Pay” for each year is defined as:

a.	Realized Pay;

b.	The value of vested and unvested restricted stock awards granted during such year as of December 31, 2015 using the closing price of our common stock as of such date; plus

c.	The value of vested and unvested stock option awards granted during such year using Black-Scholes valuation methodology as of December 31, 2015.

Deferred Compensation

In November of 2012, the Compensation Committee adopted the Cobalt International Energy, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) under the Cobalt International Energy, Inc. Long Term Incentive Plan. Our NEOs along with other key management or highly compensated employees selected by the Compensation Committee are eligible to participate in the deferred compensation plan. The deferred compensation plan permits eligible participants to defer receipt of all or a portion of the participant’s base salary for a plan year and/or all or a portion of a participant’s annual bonus with respect to a plan year. Any and all deferrals under the deferred compensation plan will be notionally invested and will settle in shares of the Company’s common stock. In 2015, none of our NEOs elected to participate in the plan.

Other Benefits

We offer all of our employees a 401(k) savings plan and group health and life insurance. Our NEOs participate in these programs on the same basis as all employees. We do not offer other welfare or fringe benefits or perquisites to our NEOs.

Stock Ownership Guidelines

Effective October 25, 2011, the Compensation Committee adopted stock ownership guidelines applicable to our Chief Executive Officer, our other executive officers and our non-employee directors. These guidelines require that at the end of each fiscal year the value of shares of our common stock retained by the Chief Executive Officer, our other executive officers and our non-employee directors be six times, three times and five times, respectively, the multiple of such person’s respective base salary or annual retainer. Our Chief Executive Officer, other executive officers and non-employee directors are in compliance with these guidelines.

Active Stockholder Engagement

At the 2015 Annual Meeting of Stockholders, our executive compensation program received the support of approximately 61% of the votes cast. This result was significantly below our previous support of more than 95% of votes cast even though the primary objectives and design of our executive compensation program remained materially consistent. Leading up to and following the 2015 Annual Meeting of Stockholders, our Compensation Committee Chairman and our lead independent director participated in telephonic meetings with several of our stockholders, including seven of our top ten largest stockholders, who expressed various perspectives on our executive compensation program. In response to feedback and opinions expressed by our stockholders and taking into account the external environment in the oil and gas industry and the performance of our stock price over the prior

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year, our Compensation Committee did not award any discretionary bonuses for 2015 and reduced the fair market value of our NEOs’ annual awards of restricted stock units under our Long-Term Incentive Plan by 50%. In addition, our Chairman and Chief Executive Officer informed the Compensation Committee that he did not want to be considered for any bonus for 2015 or an annual award of restricted stock units under our Long-Term Incentive Plan for 2016. Thus, our CEO did not receive a bonus for 2015 or an annual equity award for 2016. Our Compensation Committee is committed to actively engaging with stockholders on an ongoing basis relating to issues and opinions regarding our executive compensation programs.

Compensation Program and Risk Management

Our management team has reviewed our compensation policies and practices for all of our employees with our Compensation Committee. The Compensation Committee has determined, based on this review, that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation.” We seek to maximize the tax deductibility of compensation payments to our executive officers. We may, however, authorize payments to executive officers that may not be tax deductible, and we reserve the flexibility to do so.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code. We make no representations or warranty, however, that recipients of any payments, compensation or other benefits will not incur additional tax, interest or penalties under Section 409A of the Internal Revenue Code.

We account for stock-based compensation in accordance with the requirements of FASB Accounting Standards Codification (“ASC”) Topic 718.

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Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Jon A. Marshall, Chairman

Jack E. Golden

D. Jeff van Steenbergen

Martin H. Young, Jr.

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2015 Summary Compensation Table

The following table summarizes the compensation of our NEOs for 2015. Our NEOs are our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer and our three other most highly compensated executive officers as determined by their total compensation for 2015 set forth in the table below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Joseph H. Bryant	2015	1,000,000	0	3,874,993	3,874,998	0	31,001	8,780,992
Chairman & Chief Executive Officer	2014	1,000,000	900,000	3,500,000	3,500,003	1,100,000	29,823	10,029,826
	2013	1,000,000	500,000	1,749,994	5,660,615	1,000,000	28,810	9,939,419
Shannon E. Young, III*	2015	158,333	0	1,203,000	0	212,000	8,417	1,581,750
EVP and Chief Financial Officer
Van P. Whitfield	2015	775,000	0	1,581,248	1,581,248	658,800	30,065	4,626,353
Chief Operating Officer	2014	775,000	170,500	697,498	697,504	852,500	17,654	3,210,656
	2013	775,000	77,500	1,808,231	626,708	775,000	17,166	4,079,605
James H. Painter	2015	700,000	0	1,437,497	1,437,497	446,300	17,508	4,038,799
EVP	2014	700,000	115,500	612,500	612,500	577,500	29,261	2,647,261
	2013	700,000	26,250	437,481	471,707	525,000	27,634	2,188,072
James W. Farnsworth	2015	700,000	0	1,437,497	1,437,497	446,300	17,958	4,039,249
EVP, Chief Exploration Officer	2014	700,000	115,500	612,500	612,500	577,500	17,207	2,635,207
	2013	700,000	26,250	437,481	471,707	525,000	16,892	2,177,330
John P. Wilkirson*	2015	362,077	230,648	337,495	0	0	28,985	959,205
Former EVP and Chief Financial Officer	2014	540,000	0	405,003	405,000	445,500	34,635	1,830,138
	2013	540,000	0	337,486	363,890	405,000	34,013	1,680,389

* Effective as of September 1, 2015, Mr. Wilkirson resigned from his employment with Cobalt and Mr. Young became our Chief Financial Officer.

(1)	The amounts reported are the salaries that each NEO received for the entire year.

(2)	With respect to 2015 compensation shown in the table above, none of our NEOs received a supplemental cash bonus for 2015. In addition, with respect to 2013 and 2014 compensation shown in the table above, Messrs. Bryant, Whitfield, Painter and Farnsworth received a supplemental cash bonus for 2013 and 2014. The bonus for Mr. Wilkirson represents his pro rata bonus paid pursuant to the terms of his separation agreement in September 2015. For additional information on these bonuses, see “Compensation Discussion and Analysis – Annual Bonus.”

(3)	Represents the aggregate grant date fair value of equity awards granted in the relevant fiscal year computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates. See Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our assumptions in determining the grant date fair value of these awards. The amounts listed for Mr. Wilkirson include $337,495 of restricted stock that Mr. Wilkirson retained pursuant to his separation agreement (which such shares will vest according to their terms), but does not include $337,499 of stock appreciation rights, which Mr. Wilkirson forfeited pursuant to his separation agreement.

(4)	The amounts reported for 2015 are the annual bonuses that the NEOs received in March 2016 for performance during 2015 pursuant to our annual incentive plan, based upon achievement of the applicable key performance indicators. For additional information on these bonuses, see “Compensation Discussion and Analysis – Annual Bonus.”

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(5)	The following items are reported in the “All Other Compensation” column:

Name	Health Benefits($)	401(k) Match($)	Total($)
Joseph H. Bryant	15,101	15,900	31,001
Shannon E. Young, III	7,229	1,188	8,417
Van P. Whitfield	14,165	15,900	30,065
James H. Painter	1,608	15,900	17,508
James W. Farnsworth	2,058	15,900	17,958
John P. Wilkirson	13,085	15,900	28,985

2015 Grants of Plan-Based Awards

The following table sets forth information regarding the non-equity and equity incentive plan awards granted to our NEOs in 2015.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date	Target ($)	Maximum ($)	(#)(2)	(#)(3)	($/Sh)	Awards ($)
Joseph H. Bryant		1,000,000	1,500,000
	2/19/15			436,865			3,874,993
	2/19/15				855,408	8.87	3,874,998
Shannon E. Young, III		356,250	534,375
	9/1/15			150,000			1,203,000
Van P. Whitfield		775,000	1,162,500
	1/15/15			126,582			999,998
	1/15/15				248,756		999,999
	2/19/15			65,529			581,242
	2/19/15				128,311	8.87	581,249
James H. Painter		525,000	787,500
	1/15/15			126,582			999,998
	1/15/15				248,756		999,999
	2/19/15			49,323			437,495
	2/19/15				96,578	8.87	437,498
James W. Farnsworth		525,000	787,500
	1/15/15			126,582			999,998
	1/15/15				248,756		999,999
	2/19/15			49,323			437,495
	2/19/15				96,578	8.87	437,498
John P. Wilkirson		0	0
	2/19/15			38,049			337,495

(1)	For additional information on the actual earned amounts, see “Compensation Discussion and Analysis – Elements of Compensation – Annual Bonus” and the “Non-Equity Incentive Plan Compensation” column of the 2015 Summary Compensation Table.

(2)

The awards granted on February 19, 2015 are shares of restricted stock. For Mr. Bryant, these shares of restricted stock will vest one-third on each of the first, second and third anniversaries of the grant date. For Mr. Whitfield, these shares of restricted stock vested on December 31, 2015 pursuant to the terms of his employment agreement. For Messrs. Farnsworth and Painter, one-third of these shares of restricted stock vested on February 19, 2016 and the remainder are scheduled to vest on December 31, 2016, subject to the terms of their respective employment agreements. The awards granted to Messrs. Whitfield, Farnsworth and Painter on January 15,

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2015 are pursuant to the terms of each of these executive’s employment agreements and represent shares of restricted stock that will vest on or before January 15, 2025 when and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2025, subject to the executive’s continued employment in accordance with his employment agreement and subject to the terms of the award agreement under the Plan. The award granted on September 1, 2015 to Mr. Young represent shares of restricted stock that will vest one-third on each of the first, second and third anniversaries of the grant date.

(3)	The awards granted on February 19, 2015 are stock appreciation rights (SARs). For Mr. Bryant, these SARs will vest one-third on each of the first, second and third anniversaries of the grant date. For Mr. Whitfield, these SARs vested on December 31, 2015 pursuant to the terms of his employment agreement. For Messrs. Farnsworth and Painter, one-third of these SARs vested on February 19, 2016 and the remainder are scheduled to vest on December 31, 2016, subject to the terms of their respective employment agreements. The awards granted to Messrs. Whitfield, Farnsworth and Painter on January 15, 2015 are pursuant to the terms of each of these executive’s employment agreements and represent shares underlying stock options that will vest on or before January 15, 2025 when and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2025, subject to the executive’s continued employment in accordance with his employment agreement and subject to the terms of the award agreement under the Plan.

Employment and Severance Agreements

In connection with our IPO in December 2009, we entered into an employment agreement with each of Messrs. Bryant, Painter and Farnsworth and a severance agreement with each of Messrs. Wilkirson and Whitfield. On December 21, 2014, Mr. Bryant’s employment agreement expired and on December 1, 2014, Mr. Wilkirson’s employment agreement expired. On November 3, 2014, the Company entered into new employment agreements with Messrs. Farnsworth and Painter. In September 2011, in connection with Mr. Whitfield’s promotion to Chief Operating Officer, we entered into an employment agreement with him that supersedes his severance agreement. Mr. Whitfield’s employment was extended pursuant to its terms on November 3, 2014. We entered into the new employment agreements with Messrs. Painter and Farnsworth and the employment agreement extension with Mr. Whitfield in order to provide stability to the organization and effect an orderly succession as these executives transition toward retirement. On August 24, 2015, the Company entered into a separation agreement with Mr. Wilkirson, who subsequently resigned as EVP and Chief Financial Officer effective as of September 1, 2015 and remained as a consultant to the Company through November 1, 2015. In connection with the appointment of Mr. Young, which was effective as of September 1, 2015, the Company entered into a severance agreement with Mr. Young on August 25, 2015, which provides for severance payments in certain termination scenarios, as well as restrictive covenants. For a detailed summary of the provisions in his severance agreement, see “Potential Payments Upon Termination or Change in Control.” On December 31, 2015, Mr. Whitfield’s employment agreement expired. On March 11, 2016, the Compensation Committee approved the terms of Mr. Whitfield’s resignation as EVP and Chief Operating Officer effective June 30, 2016. Mr. Whitfield will retain the 238,217 restricted stock units granted to him in February 2016, the applicable service condition of which will be deemed satisfied on June 30, 2016 and which will settle pursuant to the schedule set forth in Mr. Whitfield’s award agreement and the terms of the 2015 Long Term Incentive Plan. The Compensation Committee also approved (i) a pro rata bonus for 2016

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payable to Mr. Whitfield in early 2017, and (ii) the terms of a consulting arrangement pursuant to which Mr. Whitfield will provide the Company and its affiliates with consulting services from July 1, 2016 through December 31, 2016. The following is a summary of certain of the material terms of these existing agreements. For a summary of the provisions in these agreements that relate to specified terminations of employment or a change in control, see “Potential Payments Upon Termination or Change in Control”.

Terms.    The employment agreements with Messrs. Painter and Farnsworth have two-year terms and will expire on December 31, 2016 (subject to an earlier termination of employment). Mr. Wilkirson’s employment agreement expired on December 1, 2014, and Mr. Young’s severance agreement does not include a term, except that enhanced change in control benefits would expire two years after a change in control.

Base Salary, Annual Bonus and Benefits.    The employment agreements with each of Messrs. Painter and Farnsworth specify the terms of the executive’s base salary, annual bonus opportunity and entitlement to benefits, expense reimbursement, paid vacation and sick leave. Each employment agreement provides for a base salary that may be increased (but not decreased) at the discretion of the Board (or a committee thereof); for our NEOs’ base salaries in 2015, see the “Salary” column of the 2015 Summary Compensation Table. Each employment agreement provides that the executive is eligible to receive an annual bonus, based on the attainment of performance criteria determined by the Board (or a committee thereof), in a target annual amount equal to 75% of his base salary. Mr. Young does not have an agreement that specifies his base salary, annual bonus opportunity and entitlement to benefits. His salary is set forth in the “Summary Compensation Table,” and his severance agreement would give him rights to a severance payment in the event of a “material diminution” in his base salary. In addition as set forth in the “Summary Compensation Table,” upon his hiring, Mr. Young received a one-time grant of 150,000 restricted shares under the Company’s 2015 Incentive Plan.

Performance-Based Equity Grants.    The employment agreements with each of Messrs. Painter and Farnsworth provided for the grant to each executive on January 15, 2015 (the “2015 Award”) and January 15, 2016 (the “2016 Award”) of a special performance-based equity award granted pursuant to the terms of the Prior Incentive Plan and 2015 Incentive Plan, as applicable. Each award will have a target value of $2,000,000. Each award will be 50% in the form of performance-based stock options and 50% in the form of performance-based restricted stock. Vesting of the awards will require satisfaction of both a service condition and a performance condition. The service condition under the 2015 Award will be satisfied on December 31, 2016 and the service condition under the 2016 Award will be satisfied on the first anniversary of the grant of the 2016 Award, subject to the executive’s continued employment through such date. The performance condition will be satisfied subject to the attainment of a $23.06 closing price of the Company’s common stock for a period of at least 20 out of 30 continuous days on which the shares are quoted or traded at any time during the ten-year term of each award. The $23.06 performance condition represents, in the case of the 2015 Award, a multiple of nearly 300% of the grant date closing price of $7.90 per share and, in the case of the 2016 Award, a multiple of over 650% of the grant date closing price of $3.50. The extension of Mr. Whitfield’s employment agreement provides for the grant on January 15, 2015 of a special performance-based equity award granted pursuant to the Prior Incentive Plan. The award had a target value of $2,000,000. The award was 50% in the form of performance-based stock options and 50% in the form of performance-based restricted stock. Vesting of the award will require satisfaction of both a service condition and a performance condition. The service condition was satisfied on December 31, 2015. The performance condition will be satisfied subject to the attainment of a $23.06 closing price of the Company’s common stock for a period of at least 20 out of 30 continuous days on which the shares are quoted or traded at any time during the ten-year term of each award. The $23.06 performance condition

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represents a multiple of nearly 300% of the grant date closing price of $7.90 per share. For additional information regarding these equity grants, see the narrative following the “Potential Payments Upon Termination or a Change-in-Control” table.

Consulting Services.    Pursuant to his separation agreement, following his resignation as EVP and Chief Financial Officer effective as of September 1, 2015, Mr. Wilkirson provided consulting services to the Company through November 1, 2015 for a monthly consulting fee of $20,000. Pursuant to the terms of the consulting arrangement with Mr. Whitfield, following the effectiveness of his resignation as EVP and Chief Operating Officer on June 30, 2016, Mr. Whitfield will provide consulting services to the Company through December 31, 2016 in exchange for a monthly consulting fee of $20,000 and access to an office and administrative support.

Restrictive Covenants.    Each of Messrs. Whitfield’s, Painter’s and Farnsworth’s employment agreements and Mr. Young’s severance agreement contains certain restrictive agreement contains certain restrictive covenants. For a detailed summary of the restrictive covenants, see “Potential Payments Upon Termination or Change in Control.”

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Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth information regarding the exercisable and unexercisable stock options and the unvested restricted stock and restricted stock units held by our NEOs as of December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Joseph H. Bryant	229,007	–	12.45	12/3/2020
	203,717	–	30.50	2/24/2022
	200,951	200,950	23.78	2/21/2023
		383,583	17.50	2/20/2024
		855,408	8.87	2/19/2025
					673,660	3,637,764	–	–
Shannon E. Young, III	–	–
					150,000	810,000	–	–
Van P. Whitfield	94,723	–	12.45	12/3/2020
	29,963	–	30.50	2/24/2022
	44,496	–	23.78	2/21/2023
	76,443	–	17.50	2/20/2024
	–	248,756	7.90	1/15/2025
	128,311	–	8.87	2/19/2025
					126,582	683,543	–	–
James H. Painter	90,171	–	12.45	12/3/2020
	23,834	–	30.50	2/24/2022
	16,746	16,745	23.78	2/21/2023
		67,127	17.50	2/20/2024
		248,756	7.90	1/15/2025
		96,578	8.87	2/19/2025
					220,103	1,188,556	–	–
James W. Farnsworth	90,171	–	12.45	12/3/2020
	21,008	–	30.50	2/24/2022
	16,746	16,745	23.78	2/21/2023
		67,127	17.50	2/20/2024
		248,756	7.90	1/15/2025
		96,578	8.87	2/19/2025
					220,103	1,188,556	–	–
John P. Wilkirson	51,526	–	12.45	12/3/2020
	18,170	–	30.50	2/24/2022
					68,288	368,755	–	–

(1)

On February 21, 2013, Messrs. Bryant, Farnsworth, Painter and Whitfield received 401,901, 33,491, 33,491 and 44,496 stock options, respectively. On December 31, 2015, 50% of these stock options vested, and the remaining 50% will vest on December 31, 2016. On February 20, 2014, Messrs. Bryant, Farnsworth, Painter and Whitfield received 383,583, 67,127, 67,127 and 76,443 stock options, respectively. These stock options will vest 50% on December 31, 2016 and 50% on December 31, 2017. On January 15, 2015, Messrs. Farnsworth, Painter and Whitfield each received 248,756 stock options pursuant to their respective employment agreements that will vest on or before January 15, 2025 when and only if the closing price of our

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common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2025, subject to the executive’s continued employment in accordance with his employment agreement. On February 19, 2015, Messrs. Bryant, Farnsworth, Painter and Whitfield received 855,408, 96,578, 96,578 and 128,311 stock appreciation rights, respectively. One third of these stock appreciation rights vested on February 19, 2016 and one-third will vest on each of February 19, 2017 and February 19, 2018, subject to the terms of the award agreement and each executive’s employment agreement. Notwithstanding the vesting dates above, (i) Mr. Whitfield’s time-vesting awards of stock options and stock appreciation rights vested on December 31, 2015 pursuant to his employment agreement; and (ii) Mr. Painter’s and Farnsworth’s time-vesting awards of stock options and stock appreciation rights are scheduled to vest on December 31, 2016, subject to the terms of their respective employment agreements.

(2)	For Mr. Bryant, consists of (i) 36,795 restricted shares which he received on February 21, 2013, which are scheduled to vest on December 31, 2016, (ii) 200,000 restricted shares which he received on February 20, 2014; which are scheduled to vest 50% on December 31, 2016 and 50% on December 31, 2017; and (iii) 436,865 restricted shares which he received on February 19, 2015, of which 145,622 shares vested on February 19, 2016 and one-third will vest on each of February 19, 2017 and February 19, 2018.

For Mr. Young, consists of 150,000 restricted shares which he received on September 1, 2015, which are scheduled to vest in equal installments on each of September 1, 2016, 2017 and 2018.

For Mr. Whitfield, consists of 126,582 shares which he received on January 15, 2015 pursuant to the terms of his employment agreement that will vest on or before January 15, 2025 when and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2025.

For Mr. Painter, consists of (i) 9,198 restricted shares which he received on February 21, 2013, which are scheduled to vest on December 31, 2016; (ii) 35,000 restricted shares which he received on February 20, 2014, which are scheduled to vest 50% on December 31, 2016 and 50% on December 31, 2017; (iii) 126,582 shares which he received on January 15, 2015 pursuant to the terms of his employment agreement that will vest on or before January 15, 2025 when and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2025, subject to Mr. Painter’s continued employment through December 31, 2016; and (iv) 49,323 restricted shares which he received on February 19, 2015, of which 16,441 shares vested on February 19, 2016 and one-third will vest on each of February 19, 2017 and February 19, 2018, subject to the terms of Mr. Painter’s employment agreement. Notwithstanding the vesting dates above, subject to Mr. Painter’s continuing employment until December 31, 2016, on such date, all of his outstanding time-vesting awards of restricted stock, restricted stock units, and stock options shall fully vest; provided that the vested shares underlying such awards may not be transferred until the regular scheduled vesting dates set forth above, subject to certain exceptions contained in Mr. Painter’s employment agreement.

For Mr. Farnsworth, consists of (i) 9,198 restricted shares which he received on February 21, 2013, which are scheduled to vest on December 31, 2016, (ii) 35,000 restricted shares which he received on February 20, 2014, which are scheduled to vest 50% on December 31, 2016 and

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50% on December 31, 2017; (iii) 126,582 shares which he received on January 15, 2015 pursuant to the terms of his employment agreement that will vest on or before January 15, 2025 when and only if the closing price of our common stock exceeds $23.06 for a period of at least 20 out of 30 continuous days at any time between the grant date and January 15, 2025, subject to Mr. Farnsworth’s continued employment through December 31, 2016; and (iv) 49,323 restricted shares which he received on February 19, 2015, of which 16,441 shares vested on February 19, 2016 and one-third will vest on each of February 19, 2017 and February 19, 2018, subject to the terms of Mr. Farnsworth’s employment agreement. Notwithstanding the vesting dates above, subject to Mr. Farnsworth’s continuing employment until December 31, 2016, on such date, all of his outstanding time-vesting awards of restricted stock, restricted stock units, and stock options shall fully vest; provided that the vested shares underlying such awards may not be transferred until the regular scheduled vesting dates set forth above, subject to certain exceptions contained in Mr. Farnsworth’s employment agreement.

(3)	The market value of the unvested restricted stock and restricted stock units was calculated by multiplying the number of shares underlying the awards by $5.40, which was the closing price of a share of our common stock on December 31, 2015, the last trading day of 2015.

2015 Option Exercises and Stock Vested

The following table sets forth information regarding restricted stock held by the NEOs that vested in 2015. None of our NEOs exercised stock options in 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Joseph H. Bryant	36,796	$193,915
Shannon E. Young, III	–	$–
Van P. Whitfield	129,828	$701,071
James H. Painter	9,199	$48,479
James W. Farnsworth	9,199	$48,479
John P. Wilkirson	7,096	$37,396

(1)	For Mr. Bryant, consists of 36,796 shares of restricted stock that vested on December 31, 2015.

For Mr. Wilkirson, consists of 7,096 shares of restricted stock that vested on December 31, 2015.

For Mr. Whitfield, consists of 129,828 shares of restricted stock that vested on December 31, 2015 pursuant to the terms of his employment agreement.

For Mr. Painter, consists of 9,199 shares of restricted stock that vested on December 31, 2015.

For Mr. Farnsworth, consists of 9,199 shares of restricted stock that vested on December 31, 2015.

(2)	The value realized was calculated by multiplying the number of restricted stock units or restricted shares by the closing price of our common stock on each applicable vesting date.

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2015 Pension Benefits

We do not maintain any pension plans, but we do provide a broad-based 401(k) matching program that is available to all of our U.S.-based employees.

Potential Payments Upon Termination or Change in Control

The following table and narrative quantify and describe the payments and benefits to which each of Messrs. Bryant, Young, Whitfield, Painter and Farnsworth would have been entitled had his employment terminated under specified circumstances or had we undergone a change in control, in each case on December 31, 2015. The amounts set forth in the “Accelerated Vesting of Equity” column of this table are based on the $5.40 closing price of a share of our common stock on December 31, 2015.

Name	Salary ($)(1)	Pro Rata Bonus ($)(1)(2)	Health Benefits Continuation/ Additional Payment ($)(3)	Accelerated Vesting of Equity ($)(4)	Total ($)(5)
Joseph H. Bryant(6)
For Cause or Without Good Reason	–	–	–	–	–
Death or Disability	–	–	–	3,637,764	3,637,764
Without Cause or for Good Reason	–	–	–	–	–
Change in Control	–	–	–	3,637,764	3,637,764
Shannon E. Young, III
For Cause or Without Good Reason	–	–	–	–	–
Death or Disability	–	356,250	–	810,000	1,166,250
Without Cause or for Good Reason	475,000	356,250	10,000	810,000	1,651,250
Change in Control	–	–	–	810,000	810,000
Van P. Whitfield
For Cause or Without Good Reason	–	–	–	–	–
Death or Disability	–	852,500	–	683,543	1,536,043
Without Cause or for Good Reason	775,000	852,500	3,081	–	1,630,581
Change in Control	–	–	–	683,543	683,543
James H. Painter
For Cause or Without Good Reason	–	–	–	–	–
Death or Disability	–	577,500	–	1,188,556	1,766,056
Without Cause or for Good Reason	700,000	577,500	25,000	–	1,302,500
Change in Control	–	–	–	1,188,556	1,188,556
James W. Farnsworth
For Cause or Without Good Reason	–	–	–	–	–
Death or Disability	–	577,500	–	1,188,556	1,766,056
Without Cause or for Good Reason	700,000	577,500	25,000	–	1,302,500
Change in Control	–	–	–	1,188,556	1,188,556

(1)	Messrs. Whitfield’s, Painter’s and Farnsworth’s employment agreements and Mr. Young’s severance agreement provides for a cash severance payment on termination of employment by us without “cause” or by him for “good reason” (see the definitions of such terms in the narrative below) to be made in equal monthly installments. In the case of each of Messrs. Young, Whitfield, Painter and Farnsworth, the amount of this payment is equal to 100% of his annualized base salary. No NEO receives cash severance payments merely due to a change in control. In the event that the NEO’s employment is terminated by us without cause or by him for good reason in connection with a change in control, such cash severance payment will be made in a lump-sum payment rather than in installments.

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(2)	Messrs. Whitfield’s, Painter’s and Farnsworth’s employment agreements and Mr. Young’s severance agreement provides for a pro rata bonus payment upon termination of his employment due to death or “disability” (see the definition of such term in the narrative below), by us without cause or by him for good reason. “Pro Rata Bonus” amounts shown in the table for a termination of employment due to death or “disability” represent the actual annual bonuses with respect to the 2015 fiscal year that were determined by the Compensation Committee under the Company’s annual incentive plan and paid in March 2016.

(3)	Mr. Whitfield’s employment agreement provides that he may elect to continue coverage under our group health plans for him and his eligible dependents for a period not to exceed 18 months following termination of his employment by us without cause or by him for good reason at the same cost to him as is paid by similarly situated employees for similar coverage. The amount set forth in this column for Mr. Whitfield assumes that he would have elected to continue his coverage for the maximum 18 months. The employment agreements for Messrs. Painter and Farnsworth provide that each will receive a lump-sum payment of $25,000 following termination of his employment by us without cause or by him for good reason. The severance agreement for Mr. Young provides that he will receive a lump-sum payment of $10,000 following termination of his employment by us without cause or by him for good reason.

(4)	Please see the narrative below for a description of the treatment of the NEOs’ equity awards on termination of their employment or a change in control.

(5)	As noted above, Mr. Wilkirson’s employment with the Company terminated as of September 1, 2015. In connection with his termination, Mr. Wilkirson received the payments described above in the Summary Compensation Table.

(6)	As noted above, as of December 31, 2015, Mr. Bryant was not party to an employment agreement that would provide the executive with payments or benefits upon termination or a change in control.

Termination of employment

Restricted stock.    Under the terms of each NEO’s restricted stock award agreements, on termination of the NEO’s employment due to his death or “disability” (as defined below), the vesting of each of his unvested restricted stock awards will accelerate in all cases. Each NEO’s restricted stock award agreements provide for forfeiture of his unvested restricted stock awards on termination of his employment for any reason other than due to his death or disability, except as otherwise noted below with respect to restricted stock awards following termination of employment after a change in control.

Stock options.    Under the terms of each NEO’s stock option award agreement as in effect on December 31, 2015, on termination of the NEO’s employment due to his death or disability, the unvested portion of the option will accelerate as of the date of such termination, and the option will remain exercisable until the earlier of one year after such termination or the expiration of the option. Each NEO’s stock option award agreement provides for forfeiture of the unvested portion of the option on termination of the NEO’s employment by us without “cause” (see definition below) or by him for any reason, with the vested portion of the option remaining exercisable until the earlier of 90 days after such termination or the expiration of the option. The entire option, whether vested or unvested, is forfeited on termination of the NEO’s employment by us for cause. After any termination of employment other than by us for cause, the vested portion of the option will remain exercisable until the expiration of the option.

Stock appreciation rights.    Under the terms of each NEO’s stock appreciation right award agreement as in effect on December 31, 2015, on termination of the NEO’s employment due to death or disability, the unvested portion of the

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EXECUTIVE COMPENSATION

stock appreciation right will accelerate as of the date of such termination, and the stock appreciation right will remain exercisable until the expiration of the stock appreciation right. Each NEO’s stock appreciation right award agreement provides for forfeiture of the unvested portion of the stock appreciation right on termination of the NEO’s employment by us without “cause” (see definition below) or by him for any reason, with, in the case of termination by us without “cause”, the vested portion of the stock appreciation right remaining exercisable until the earlier of 90 days after such termination or the expiration of the stock appreciation right or, in the case of termination by the NEO for any reason, until the expiration of the stock appreciation right. The unexercised portion of a stock appreciation right, whether vested or unvested, is forfeited on termination of the NEO’s employment by us for cause. After any termination of employment other than by us for cause, the vested portion of the stock appreciation right will remain exercisable until the expiration of the stock appreciation right.

Change in control

Effect of Change in Control on any Awards under the 2015 Incentive Plan.    Under the 2015 Incentive Plan, any stock-based awards will not vest in connection with a “change in control” (as defined below) of the Company unless the change in control is accompanied by a “double-trigger event.” A “double trigger event” in connection with a change in control will occur if:

•	with respect to an award, the award is not appropriately assumed nor an equivalent award substituted by the surviving, continuing, successor or purchasing company;

•	cash or cash equivalents are the sole primary form of consideration to be received by the Company’s shareholders; or

•	at the time or following the change in control, the award holder incurs a termination of employment without “cause” or for “good reason” (each as defined in the 2015 Incentive Plan), or within two years following the change in control, subject to the Company’s right to cure, the award holder incurs a termination of employment because the award holder’s compensation, title, duties or responsibilities are substantially reduced.

Upon a change in control “double trigger event”:

•	Stock options or stock appreciation rights. The NEO’s stock option or stock appreciation right will become fully vested and exercisable immediately.
•	Restricted stock or restricted stock unit awards. The vesting of all of the NEO’s unvested restricted stock or restricted stock unit awards, as applicable, will accelerate in all cases.

•	Performance awards. Payment under the NEO’s performance award will be subject to the terms set forth in the applicable award agreement.

Effect of Change in Control on Awards Granted under the Prior Incentive Plan.    Awards granted under the Prior Incentive Plan will be treated as follows upon a “change in control” (as defined below):

•	Restricted stock. Under the terms of each NEO’s restricted stock award agreements, the vesting of each of his unvested restricted stock awards will accelerate in all cases.

•

Stock options.    Under the terms of each NEO’s stock option award agreement as in effect on December 31, 2015, the vesting of the unvested portion of the award will accelerate and, unless otherwise provided by the Compensation Committee, will be canceled in consideration of a payment to the NEO in an amount equal to the intrinsic value of the award (i.e., the per share price paid by the acquirer in such change in control minus the exercise price of the option, multiplied by the number of shares covered by the option).

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EXECUTIVE COMPENSATION

In February 2012, the Board approved non-material amendments to the option awards held by all participants, including the NEOs, to provide that, in consideration of the cancelation of the awards on a change in control, each participant may elect either to receive a payment in an amount equal to the intrinsic value of the participant’s award or to have the award rolled over into an equivalent option to purchase shares of the acquirer’s stock. However, our Chief Executive Officer may determine to disregard the participants’ elections so long as the options held by all participants are treated substantially similarly.

Golden Parachute Tax Gross-Ups.    Our NEOs are not entitled to a “gross-up” of any golden parachute excise taxes imposed under Internal Revenue Code Section 4999 on any change-in-control-related payments or benefits that he receives. This is a benefit they gave up in 2014, and we will not agree to any “gross-up” provision in the future.

Releases.    On each termination of a NEO’s employment other than due to his death or disability our obligation to provide the salary and pro rata bonus payments quantified and described in the table above would have been subject to the NEO’s execution of a release of claims in our favor.

Restrictive Covenants.    Messrs. Whitfield’s, Painter’s and Farnsworth’s employment agreements and Mr. Young’s severance agreement contains restrictions on competing with us or soliciting our employees during a specified period following termination of his employment with us: one year. These restrictions do not survive and are not applicable to a termination following the expiration of any employment agreement. Messrs. Whitfield, Painter, Farnsworth and Young also are subject to perpetual restrictions on disclosing our confidential information.

Termination by Us without Cause or by the NEO for Good Reason.    As quantified and described

in the table above, Messrs. Whitfield’s, Painter’s and Farnsworth’s employment agreement and Mr. Young’s severance agreement provides for specified payments and benefits upon termination of his employment by us without cause or by him for good reason, and each NEO’s restricted stock award agreement provides for accelerated vesting of the award on termination of the NEO’s employment by us without cause or by him for good reason under specified circumstances following a change in control. Each of these agreements generally defines “cause” to mean the NEO’s:

•	willful failure to substantially perform his duties;

•	willful misconduct, gross negligence or breach of fiduciary duty that results in material demonstrable harm to us or any of our affiliates;

•	willful and material breach of the agreement that results in material demonstrable harm to us or any of our affiliates;

•	conviction of, or entering a plea bargain or settlement admitting the guilt or the imposition of unadjudicated probation for, any felony that involves moral turpitude or as a result of which his continued employment would reasonably be expected to have a material adverse impact on our or our affiliates’ reputations;

•	having been the subject of any order, judicial or administrative, obtained or issued by the SEC for any securities violation involving fraud;

•	unlawful use or possession of illegal drugs on our premises or while performing his duties and responsibilities; or

•	commission of an act of fraud, embezzlement or misappropriation against us or any of our affiliates.

Each of these agreements generally defines “good reason” to mean the occurrence of either (i) a material diminution in Employee’s base salary or (ii) relocation of the geographic location of Employee’s principal place of employment by more than 75 miles from Houston, Texas.

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EXECUTIVE COMPENSATION

Change in Control. As discussed above, our NEOs’ equity awards granted under the 2015 Incentive Plan or Prior Incentive Plan vest in connection with a change in control under specified circumstances.

The 2015 Incentive Plan generally defines a “change in control” to mean:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities;

•	the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);

•	the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity outstanding immediately after such transaction); or

•	the transfer of our assets having an aggregate fair market value of more than 50% of our fair market value immediately prior to such transfer, but only if, in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of our fair market value immediately prior to such transfer.

The Prior Incentive Plan generally defines a “change in control” to mean:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by any of our controlling stockholders or their respective affiliates);

•	the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);

•	the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity outstanding immediately after such transaction); or

•	the transfer of our assets having an aggregate fair market value of more than 50% of our fair market value immediately prior to such transfer, but only if, in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of our fair market value immediately prior to such transfer.

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EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders(1)	4,192,649(2)	$17.23(4)	12,468,299
Equity compensation plans not approved by security holders	–	–	–
Total	4,192,649(2)	$17.23(4)	12,468,299

(1)	Includes the Cobalt International Energy, Inc. Long Term Incentive Plan, the 2015 Cobalt International Energy, Inc. Long Term Incentive Plan and the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan.

(2)	Includes 3,766,941 shares of common stock underlying stock options, 105,846 shares of common stock underlying restricted stock unit awards granted to our non-employee directors and 319,862 shares of common stock granted to non-employee directors under our Non-Employee Directors Compensation Plan, which were deferred under our Non-Employee Directors Deferral Plan. Does not include 1,452,332 shares of common stock underlying stock appreciation rights, which have an exercise price of $8.87 but may be settled in cash, stock, or a combination thereof at our election. The aggregate number reported in column (a) is not included within the aggregate number reported in column (c) as the securities reported in column (a) have been granted out of the Cobalt International Energy, Inc. Long Term Incentive Plan, the 2015 Cobalt International Energy, Inc. Long Term Incentive Plan, and the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan and are therefore currently unavailable for issuance as new grants under such compensation plans.

(3)	Includes 11,850,000 shares of common stock available for issuance under the 2015 Cobalt International Energy, Inc. Long Term Incentive Plan, 359,989 shares of common stock available for issuance under the Cobalt International Energy, Inc. Long Term Incentive Plan and 258,310 shares of common stock available for issuance under the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan. Directors may elect to defer under the Cobalt International Energy, Inc. Non-Employee Directors Deferral Plan all or a portion of their annual retainers and their restricted stock units that they receive under our Non-Employee Directors Compensation Plan. The aggregate number reported in column (c) does not include the shares underlying the securities reported in column (a).

(4)	Does not take into account shares of common stock underlying outstanding restricted stock units or shares of common stock that have been deferred.

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AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

The Audit Committee of the Board currently consists of four non-employee independent directors, Mr. Martin H. Young, Jr., Dr. Jack E. Golden, Mr. John E. Hagale and Dr. Myles W. Scoggins. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter originally approved by the Board on October 22, 2009, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Audit Committee*

Martin H. Young, Jr., Chairman

Jack E. Golden

Jon A. Marshall

Myles W. Scoggins

* Those directors signing this Audit Committee report represent the composition of the Audit Committee for the fiscal year ended December 31, 2015 and during the audit of the financial statements related thereto.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 31, 2015.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Cobalt International Energy, Inc., at the Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Secretary, or by telephone at +1 (713) 452-2322. We undertake to deliver separate copies of these documents promptly upon such request. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS

Any stockholder desiring to present a stockholder proposal at our 2017 Annual Meeting of Stockholders and to have the proposal included in our related proxy statement must send it to Cobalt International Energy, Inc., Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Secretary, so that it is received no later than November 18, 2016. All such proposals should be in compliance with SEC rules and regulations. We will only include in our proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

In addition, in accordance with our bylaws, any stockholder entitled to vote at our 2017 Annual Meeting of Stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2017 Annual Meeting of Stockholders only if written notice of such stockholder’s intent is given in accordance with the requirements of our bylaws and SEC rules and regulations. Such proposal must be submitted in writing and addressed to the attention of our Secretary at the address shown above, so that it is received between December 29, 2016 and January 28, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Starzec

Executive Vice President, General Counsel and Secretary

Houston, Texas

March 18, 2016

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ANNEX A

COBALT INTERNATIONAL ENERGY, INC.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

SECTION 1.    Purpose.    The purpose of the Cobalt International Energy, Inc. Amended and Restated Non-Employee Directors Compensation Plan (the “Plan”) is to attract and retain the services of experienced non-employee directors for Cobalt International Energy, Inc. (the “Company”) by providing them with compensation for their services in the form of cash and/or shares of the Company’s common stock, thereby furthering the best interests of the Company and its stockholders.

SECTION 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

(a)            “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Board.

(b)            “Award” means any Option, RSU, Other Stock-Based Award or Retainer granted under the Plan.

(c)            “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)            “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e)            “Board” means the board of directors of the Company.

(f)            “Change in Control” means the occurrence of any one or more of the following events:

(i)    any “person” (as defined in Section 13(d) of the Exchange Act), other than an employee benefit plan or trust maintained by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii)    at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

(iii)    the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company) of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market

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value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that consummates the Change in Control transaction. In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(g)             “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(h)             “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

(i)              “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(j)              “Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Board, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.

(k)             “Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6.

(l)              “Other Stock-Based Award” means an Award granted pursuant to Section 8.

(m)            “Participant” means the recipient of an Award granted under the Plan.

(n)             “Prior Plan” means the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan.

(o)             “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

(p)             “Retainer” means an annual cash retainer payable pursuant to Section 9 for service as (i) a member of the Board or a committee of the Board or (ii) chair or lead director of the Board or chair of any such committee.

(q)             “RSU” means a contractual right granted pursuant to Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in Shares. Awards of RSUs may include the right to receive dividend equivalents.

(r)             “Shares” means shares of the Company’s common stock.

SECTION 3.    Eligibility.    Each member of the Board who is not (i) a full-time or part-time officer or employee of the Company or (ii) an equity partner or service provider of any of the former private equity sponsors of the Company shall be eligible to receive Awards under the Plan.

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SECTION 4.    Administration.

(a)            The Plan shall be administered by the Board. The Board may issue rules and regulations for administration of the Plan. The Board shall meet at such times and places as it may determine.

(b)            Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(c)            Clawback. The Board shall have full authority to implement any policies and procedures necessary or desirable to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, the Board may provide in any Award Document that, in event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had results been properly reported, outstanding Awards will be cancelled and the Company may clawback (i.e., recapture) realized Option gains and realized value for vested RSUs within 12 months preceding the financial restatement. All Awards shall be subject to the Company’s compensation recoupment policy as such policy may be in effect from time to time.

(d)            All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its stockholders and the Participants and any Beneficiaries thereof.

SECTION 5.    Shares Available for Awards.

(a)            Subject to adjustment as provided in Section 5(d) and except for Replacement Awards, the maximum number of Shares available for issuance under the Plan shall not exceed 1,750,000 Shares (taking into account shares authorized for issuance under the Prior Plan).

(b)            No Participant may, during any calendar year, be granted Awards with an aggregate value greater than $500,000, subject to adjustment as provided in Section 5(d).

(c)            Any Shares subject to an Award, including Awards granted under the Prior Plan, (other than a Replacement Award), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(d)            If, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is necessary in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall adjust equitably any or all of:

(i)    the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) and Section 5(b), respectively;

Cobalt International Energy, Inc.	A-3

(ii)    the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)    the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e)            Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

SECTION 6.    Options.    The Board is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:

(a)            The exercise price per Share under an Option shall be determined by the Board; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)            The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant of such Option.

(c)            The Board shall determine the time or times at which an Option may be exercised in whole or in part.

(d)            The Board shall determine the method or methods by which, and the form or forms, including cash, Shares (including Shares underlying an Option), other Awards, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

SECTION 7.    RSUs.    The Board is authorized to grant RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine. RSUs shall be subject to such restrictions as the Board may impose (including any limitation on the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.

SECTION 8.    Other Stock-Based Awards.    The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Board. The Board shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Board shall determine.

SECTION 9.    Retainers.    The Board is authorized, subject to limitations under applicable law, to grant to Participants Retainers. The Board shall determine the terms and conditions of such Retainers, including without limitation (i) the amounts payable, (ii) the payment dates (including whether payment is made in a lump sum or installments and whether payment is made in advance or arrears), (iii) whether such Retainers may be electively received in Shares and (iv) whether such Retainers may be electively deferred and, if so, whether such deferred Retainers may be distributed in cash and/or Shares.

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SECTION 10.    Effect of Termination of Service or a Change in Control on Awards.

(a)            The Board may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s termination of service from the Board prior to exercise or settlement of such Award.

(b)            Unless specifically provided to the contrary in any Award Document, upon a Change in Control, all Awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse.

SECTION 11.    General Provisions Applicable to Awards.

(a)            Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)            Awards may, in the discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)            Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Board in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)            Except as may be permitted by the Board or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 11(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 11(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)            A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose.

(f)            All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 12.    Amendments and Termination.

(a)            Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the

Cobalt International Energy, Inc.	A-5

affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 4(c) of the Plan. Notwithstanding anything to the contrary in the Plan, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)            The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 4(c) of the Plan.

(c)            No Repricing. Notwithstanding the foregoing, except as provided in Section 5(d), no action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof without approval of the Company’s stockholders.

(d)             The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)             The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 13.    Miscellaneous.

(a)            No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)            The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)            Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)            The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares (including net settlement), other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e)            If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such

Cobalt International Energy, Inc.	A-6

jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f)            Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)            No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 14.    Effective Date of the Plan.    The Plan shall be effective as of the Effective Date; provided that any Stock Option, RSU or other Stock-Based Award granted under the Plan prior to the date on which the Plan is approved by the Company’s stockholders shall be subject to such approval.

SECTION 15.     Term of the Plan.    No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 11(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 16.     Section 409A of the Code.    With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If the Board considers a Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Participant’s termination of service from the Board, any distribution that otherwise would be made to such Participant with respect to an Award that is subject to Section 409A of the Code as a result of such termination from service shall not be made until the date that is six months after such termination of service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.

SECTION 17.    Governing Law.    The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Cobalt International Energy, Inc.	A-7

Cobalt
International Energy

Cobalt Center
920 Memorial City Way, Suite 100
Houston, Texas 77024
Tel: +1 713 579 9100
www.cobaltintl.com

10

COBALT INTERNATIONAL ENERGY, INC. 920 MEMORIAL CITY WAY, SUITE 100 HOUSTON, TX 77024	VOTE BY INTERNET - www.proxyvote.com

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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01 Joseph H. Bryant 02 Jack E. Golden 03 Jon A. Marshall
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2	To ratify the appointment of Ernst & Young LLP, as independent auditors for the fiscal year ending December 31, 2016;							☐	☐	☐
3	To approve, on an advisory basis, named executive officer compensation;							☐	☐	☐
4	To approve the Cobalt International Energy, Inc. Amended and Restated Non-Employee Directors Compensation Plan; and							☐	☐	☐
NOTE: To transact such other business as may properly come before the Annual Meeting.
For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

COBALT INTERNATIONAL ENERGY, INC. Annual Meeting of Stockholders April 28, 2016 8:00 AM, Central Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Joseph H. Bryant and Jeffrey A. Starzec, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COBALT INTERNATIONAL ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of stockholders to be held at 8:00 AM, Central Time on April 28, 2016, at the Azalea Ballroom of the Westin Houston Memorial City Hotel, 945 Gessner Road, Houston, Texas 77024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

  Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side